UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
FTAI Aviation Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FTAI AVIATION LTD.
April 16, 2025

Dear Fellow Shareholders:
On behalf of the Board of Directors, I cordially invite you to attend the Annual General Meeting of Shareholders of FTAI Aviation Ltd. (the “Annual General Meeting”) to be held on May 29, 2025, at 9:00 a.m., Eastern Time, at Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, One Manhattan West, New York, New York 10001. The matters to be considered by the shareholders at the Annual General Meeting are described in detail in the accompanying materials.
Your vote is important. Whether or not you expect to attend the Annual General Meeting, we encourage you to vote your shares as soon as possible to ensure your vote will be represented at the meeting. Let me urge you to vote today online, by telephone or, if you requested printed copies of the proxy materials, by completing, signing and returning your proxy card in the envelope provided.
PLEASE NOTE THAT YOU MUST FOLLOW THESE INSTRUCTIONS IN ORDER TO ATTEND AND BE ABLE TO VOTE AT THE ANNUAL GENERAL MEETING. All shareholders may vote in person at the Annual General Meeting. In addition, any shareholder may also be represented by another person at the Annual General Meeting by executing a proper proxy designating that person as the proxy with power to vote your shares on your behalf. If you are a beneficial owner of shares, you must take the following three steps in order to be able to attend and vote at the Annual General Meeting: (1) obtain a legal proxy from your broker, bank or other holder of record and present this legal proxy to the inspector of elections along with your ballot, (2) contact our Investor Relations department to obtain an admission card and present this admission card to the inspector of elections and (3) present an acceptable form of photo identification, such as a driver’s license or passport, to the inspector of elections.

Sincerely,

Joseph P. Adams, Jr. Chairman of the Board of Directors

FTAI AVIATION LTD.
NOTICE OF THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
To the Shareholders of FTAI Aviation Ltd.:
The annual general meeting of shareholders of FTAI Aviation Ltd., a Cayman Islands exempted company, will be held on May 29, 2025, at 9:00 a.m., Eastern Time at Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, One Manhattan West, New York, New York 10001 (the “Annual General Meeting”). The matters to be considered and acted upon by shareholders at the Annual General Meeting, which are described in detail in the accompanying materials, are:
(i)	a proposal to elect two Class III directors to serve until the 2028 annual general meeting of shareholders and until their successors are duly elected or appointed and qualified;
(ii)	a proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers;
(iii)	a proposal to approve, on a non-binding advisory basis, the frequency (every one, two, or three years) of future advisory votes to approve the compensation of our named executive officers;
(iv)	a proposal to approve the FTAI Aviation Ltd. 2025 Omnibus Incentive Plan;
(v)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2025; and
(vi)	any other business properly presented at the Annual General Meeting.
Shareholders of record at the close of business on April 1, 2025 will be entitled to notice of and to vote at the Annual General Meeting. It is important that your shares be represented at the Annual General Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. You may vote online, by telephone, or, if you requested printed materials, by returning the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. Whether or not you plan to attend the Annual General Meeting in person, please vote by one of these three methods.

By Order of the Board of Directors,

/s/ BoHee Yoon
BoHee Yoon Secretary

415 W 13th Street,
7th Floor
New York, New York 10014
April 16, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 29, 2025:

The Notice of Annual General Meeting, Proxy Statement and the Annual Report on Form 10-K
are available on the Investor Relations section of our website at
www.ftaiaviation.com.

i

FTAI AVIATION LTD.
415 W 13th Street, 7th Floor,
New York, New York 10014

PROXY STATEMENT

For the 2025 Annual General Meeting of Shareholders to Be Held on
May 29, 2025
This Proxy Statement and the accompanying proxy card and notice of annual general meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of FTAI Aviation Ltd., a Cayman Islands exempted company, for use at the Annual General Meeting to be held on May 29, 2025 and any adjournment or postponement thereof. “We,” “our,” “us,” “the Company” and “FTAI” each refers to FTAI Aviation Ltd. and its subsidiaries. The mailing address of our executive office is 415 W 13th Street, 7th Floor, New York, New York 10014. This Proxy Statement, the accompanying proxy card and the notice of annual general meeting are first being mailed to holders of ordinary shares of the Company (the “Ordinary Shares”), on or about April 16, 2025.
At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual General Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of Annual General Meeting of Shareholders. If any other matter is properly presented at the Annual General Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.
Matters to be considered at the Annual General Meeting
At the Annual General Meeting, shareholders of the Company’s Ordinary Shares will vote upon:
(i)	a proposal to elect two Class III directors to serve until the 2028 annual general meeting of shareholders and until their successors are duly elected or appointed and qualified;
(ii)	a proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers;
(iii)	a proposal to approve, on a non-binding advisory basis, the frequency (every one, two or three years) of future advisory votes to approve the compensation of our named executive officers;
(iv)	a proposal to approve the FTAI Aviation Ltd. 2025 Omnibus Incentive Plan;
(v)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2025; and
(vi)	any other business that may properly come before the Annual General Meeting and any adjournment or postponement thereof.

GENERAL INFORMATION ABOUT VOTING
Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company has retained D.F. King & Co., Inc. to assist it in the solicitation of proxies, for which D.F. King & Co., Inc. will be paid a fee of $10,000 plus reimbursement of out-of-pocket expenses. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on April 1, 2025, and will provide reimbursement for the cost of forwarding the materials.
Shareholders Entitled to Vote
As of April 1, 2025, there were 102,555,975 Ordinary Shares outstanding and entitled to vote. Each Ordinary Share entitles the holder to one vote. Shareholders of record at the close of business on April 1, 2025 are entitled to vote at the Annual General Meeting or any adjournment or postponement thereof.
Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are considered the shareholder of record with respect to those shares, and these proxy materials were sent directly to you by the Company.
Street Name Holders. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials will be or have been forwarded to you by your bank or broker. The bank or broker holding your account is considered the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to instruct your bank or broker on how to vote the shares held in your account. If you wish to attend the Annual General Meeting, you will need to obtain a “legal proxy” from your bank or broker.
Required Vote
A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the Annual General Meeting. If you have returned a valid proxy or if you hold your shares in your own name as holder of record and attend the Annual General Meeting in person, your shares will be counted as present for the purpose of determining whether there is a quorum. Abstentions and broker “non-votes” (as described below) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
If a quorum is not present, the Annual General Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual General Meeting until a quorum has been obtained.
For the election of the nominees to our Board of Directors, the affirmative vote of a plurality of the votes cast at the Annual General Meeting is sufficient to elect the nominee if a quorum is present. For the approval of Proposals 2, 4 and 5, the affirmative vote of a majority of the votes cast at the Annual General Meeting is required to approve such matter. For Proposal 3, the option receiving the highest number of votes will be deemed to be the preferred frequency of our shareholders.
Broker non-votes are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it has not received voting instructions from the beneficial owner and therefore is precluded by stock exchange rules from voting on a particular matter. Under these rules, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who do not receive instructions are not entitled to vote on the election of directors, but they are entitled to vote on the ratification of the appointment of the independent registered public accounting firm.
A vote “withheld” from a director nominee or a broker non-vote on a director nominee will have no effect on the outcome of the vote because it will not be counted in the number of votes cast on a matter and a plurality of the votes cast at the Annual General Meeting is required for the election of each director. Similarly, any abstentions or broker non-votes on the ratification of the appointment of the independent registered public accounting firm will not affect the outcome because abstentions and broker non-votes are not counted as votes cast.

If the enclosed proxy card is properly executed and returned to us in time to be voted at the Annual General Meeting, it will be voted as specified on the proxy card unless it is properly revoked prior thereto. If no specification is made on the proxy card as to any one or more of the proposals, the Ordinary Shares represented by the proxy will be voted as follows:
(i)	FOR the election of the nominees to our Board of Directors;
(ii)	FOR the approval, on a non-binding advisory basis, the compensation of our named executive officers;
(iii)	ONE YEAR as the frequency of future non-binding advisory votes to approve the compensation of our named executive officers;
(iv)	FOR the approval of the FTAI Aviation Ltd. 2025 Omnibus Incentive Plan;
(v)	FOR the approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
(vi)	in the discretion of the proxy holder on any other business that properly comes before the Annual General Meeting and any adjournment or postponement thereof.
As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual General Meeting.
Voting
Shareholders of Record. If you are a shareholder of record, you may instruct the proxies to vote your shares online or by telephone, or by dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your Ordinary Shares in person at the Annual General Meeting.
Street Name Holders. If you are a street name holder, you will receive instructions from your bank or broker that you must follow to be able to attend the Annual General Meeting or to have your shares voted at the Annual General Meeting.
Right to Revoke Proxy
Shareholders of Record. If you are a shareholder of record, you may revoke your proxy instructions through any of the following methods:
•	log onto the website provided on the proxy card and vote again;
•	dial the number provided on the proxy card and vote again;
•	send written notice of revocation, prior to the Annual General Meeting, to our Secretary, Ms. BoHee Yoon, at FTAI Aviation Ltd., 415 W 13th St, 7th Floor, New York, New York 10014;
•	sign, date and mail a new proxy card to our Secretary; or
•	attend the Annual General Meeting and vote your shares in person.
Street Name Holders. If you are a street name holder, you must contact your bank or broker to receive instructions as to how you may revoke your proxy instructions.
Copies of Annual Report to Shareholders
A copy of our Annual Report on Form 10-K for our most recently completed fiscal year, which has been filed with the Securities and Exchange Commission (the “SEC”), will be mailed to shareholders entitled to vote at the Annual General Meeting who have elected to receive a hard copy of the proxy materials and is also available without charge to shareholders upon written request to: FTAI Aviation Ltd., 415 W 13th St, 7th Floor, New York, New York 10014, Attention: Investor Relations. You can also find a copy of our Annual Report on the Investor Relations section of the FTAI website (www.ftaiaviation.com).
Voting Results
Broadridge Financial Solutions, Inc., our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days of the Annual General Meeting.

Confidentiality of Voting
We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, Broadridge Financial Solutions, Inc., to examine these documents.
Recommendations of the Board of Directors
The Board of Directors recommends a vote as follows:
(i)	FOR the election of the nominees to our Board of Directors;
(ii)	FOR the approval, on a non-binding advisory basis, the compensation of our named executive officers;
(iii)	ONE YEAR as the frequency of future non-binding advisory votes to approve the compensation of our named executive officers;
(iv)	FOR the approval of the FTAI Aviation Ltd. 2025 Omnibus Incentive Plan; and
(v)	FOR the approval of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The first proposal is to elect two Class III directors to serve until the 2028 annual general meeting of shareholders and until their respective successors are duly elected or appointed and qualified.
Our Amended and Restated Memorandum and Articles of Association, as amended (the “Articles”), authorizes the number of directors to be not less than three, nor more than nine. The number of directors on the board is currently fixed at six. Our Board of Directors is divided into three classes. The members of each class of directors serve staggered three-year terms. Our current Board of Directors is classified as follows:

Class	Term Expiration	Director	Age
Class I	2026	Joseph P. Adams, Jr.	67
		Judith A. Hannaway	73
		Martin Tuchman	84
Class II	2027	A. Andrew Levison	68
Class III	2025	Paul R. Goodwin	82
		Ray M. Robinson	77

The Board of Directors has unanimously proposed Paul R. Goodwin and Ray M. Robinson as nominees for election as Class III directors. The director nominees currently serve on our Board of Directors. If elected at the Annual General Meeting, each of Mr. Goodwin and Mr. Robinson will hold office until the 2028 annual general meeting of shareholders and until their successors are duly elected or appointed and qualified, subject to earlier death, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR Paul R. Goodwin and Ray M. Robinson. If any of the nominees becomes unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our Board of Directors.
The Board of Directors recommends that you vote FOR the election of Paul R. Goodwin and Ray M. Robinson to serve as our Class III directors until the 2028 annual general meeting of the shareholders and until their successors are duly elected or appointed and qualified.
Information Concerning Our Directors, Including the Director Nominees
Set forth below is certain biographical information for our directors, including the director nominees, as well as the month and year each person was first elected as one of our directors.
Each of our directors was selected because of the knowledge, experience, skill, and expertise the director contributes to the Board of Directors as a whole. Our directors have extensive familiarity with our business and experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. The Nominating and Corporate Governance Committee believes that each of the directors also has key attributes that are important to an effective Board of Directors: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; a broad range of background, experience, and thought; and the commitment to devote significant time and energy to service on the Board of Directors and its committees.

Joseph P. Adams, Jr. Chief Executive Officer and Director since May 2015; Chairman since May 2016
Mr. Adams has served as our Chief Executive Officer and on our Board of Directors since May 2015, and he became the Chairman of our Board of Directors in May 2016. He is currently Chairman of the board of FTAI Infrastructure Inc. (Nasdaq: FIP) and has been a director since April 2022. Until May 2024, he was a member of the Management Committee of Fortress Investment Group LLC (“Fortress”) and a Managing Director at Fortress within the Private Equity Group. He previously served as a member of the board of directors of Seacastle, Inc., SeaCube Container Leasing Ltd., Aircastle Limited and RailAmerica Inc. Previously, Mr. Adams was a partner at Brera Capital Partners and at Donaldson, Lufkin & Jenrette where he was in the transportation industry group. In 2002, Mr. Adams served as the first Executive Director of the Air Transportation Stabilization Board. Mr. Adams received a B.S. in Engineering from the University of Cincinnati and an M.B.A. from Harvard Business School. Mr. Adams’ experience, including his role serving as Deputy Chairman on a number of boards for portfolio companies of Fortress, provides the Board with valuable insights into how boards at other companies address issues similar to those faced by the Company. In addition, his experience as a private equity investor and investment and merchant banker provides the Board with valuable guidance on financial, strategic planning and investor relations matters, particularly as it relates to transportation related industries.

Paul R. Goodwin Director since May 2015
Mr. Goodwin has served on our Board of Directors since May 2015. Mr. Goodwin also served on the board of directors of SeaCube Container Leasing Ltd (which went private in 2013) from 2009 through 2017, on the board of directors of RailAmerica, Inc. from October 2009 through October 2012, on the board of directors of Manhattan Associates, Inc. from April 2003 through May 2011, and on the board of directors of the National Railroad Retirement Investment Trust from 2003 through 2006. From June 2003 through 2004, Mr. Goodwin served as a consultant to CSX Corporation, which, through its subsidiaries, operates the largest rail network in the eastern United States. From April 2000 until June 2003, Mr. Goodwin served as vice-chairman and chief financial officer of CSX Corporation. Mr. Goodwin started with CSX Corporation in 1965 and held various senior management positions with entities affiliated with CSX Corporation group, including executive vice president and chief financial officer, senior vice president finance and planning and executive vice president of finance and administration. Mr. Goodwin graduated from Cornell University with a B.S. in Civil Engineering and received an M.B.A. from George Washington University. Mr. Goodwin’s over fifty years of experience, including serving as vice-chairman and chief financial officer of CSX Corporation, is highly relevant to the Company. His experience provides the board of directors with a deep understanding of the freight railroad business and also provides financial expertise to the board of directors, including an understanding of financial accounting and reporting, including internal controls, and corporate finance and capital markets.

Judith A. Hannaway Director since January 2018
Ms. Hannaway has served on our Board of Directors since January 2018. Ms. Hannaway also serves on the FTAI Infrastructure Inc. (Nasdaq: FIP) board of directors. During the past several years, Ms. Hannaway has acted as a consultant to various financial institutions. Prior to acting as a consultant, Ms. Hannaway was employed by

Scudder Investments, a wholly-owned subsidiary of Deutsche Bank Asset Management, as a Managing Director. Ms. Hannaway joined Scudder Investments in 1994 and was responsible for Special Product Development including closed-end funds, offshore funds and REIT funds. Prior to joining Scudder Investments, Ms. Hannaway was employed by Kidder Peabody as a Senior Vice President in Alternative Investment Product Development. Prior to joining Kidder Peabody in 1983, Ms. Hannaway was a Senior Vice President in the Leverage Leasing Group at Merrill Lynch involved in aircraft and other transportation equipment leasing. Ms. Hannaway also spent time at Continental Grain Company at the beginning of her career in the Long Range Planning Group doing barge financing and leasing. Ms. Hannaway served as a member of the board of directors of DiamondPeak Holdings Corp. from February 2019 to October 2021. From 2015 to 2019, Ms. Hannaway was the lead Independent Director of Northstar Realty Europe Corp. Ms. Hannaway served as an independent director of NorthStar Realty and Northstar Asset Management from September 2004 and June 2014, respectively, through January 2017. Ms. Hannaway holds a B.A. with honors from Newton College of the Sacred Heart and an M.B.A. from Simmons College Graduate Program in Management. Her extensive experience in the aviation and transportation business and on public company boards led our Board of Directors to conclude that Ms. Hannaway should serve as a director.

A. Andrew Levison Director since January 2018
Mr. Levison has served on our Board of Directors since January 2018. Mr. Levison founded Levison & Co., the predecessor of Southfield Capital, in November 2002. Before that he was the head of leveraged finance at Donaldson, Lufkin & Jenrette (DLJ), where he oversaw banking and origination activities for all of the firm’s investment banking products for leveraged companies. Prior to joining DLJ, he was a Managing Director of the Leveraged Buyout Group at Drexel Burnham Lambert and a Vice President of the Special Finance Group at Manufacturers Hanover Trust. Mr. Levison has served on the boards of over 25 public and private companies related to investments and is currently on the board of directors of Vanguard Dealer Services, Stationhead, Inc. and the Levison/Present Foundation at Mount Sinai Hospital. Mr. Levison is also on the advisory board of the NYU Langone Orthopedics Hospital. He also served on the board of directors of Ferrellgas Partners, L.P. (NYSE: FGP) until September 2024. He earned a B.S. degree in finance from Babson College. His experience in finance and investments, and relevant public company board service, led our Board of Directors to conclude that Mr. Levison should serve as a director.

Ray M. Robinson Director since May 2015
Mr. Robinson has served on our Board of Directors since May 2015. Mr. Robinson has been the non-executive chairman of Citizens Trust Bank since May 2003. From 1996 to 2003 he served as the President of the Southern Region of AT&T Corporation. Mr. Robinson is a director of FTAI Infrastructure Inc. (Nasdaq: FIP) and PROG Holdings, Inc. (NYSE: PRG), which are public companies, and was previously a director of Aaron’s Inc., Acuity Brands Inc., American Airlines Group Inc., Avnet, Inc., Choicepoint Inc., Mirant Corporation, and RailAmerica, Inc. He was the president of Atlanta’s East Lake Golf Club from May 2003 to December 2005, and has been President Emeritus since December 2005. Mr. Robinson was the Chairman of Atlanta’s East Lake Community Foundation from

November 2003 to January 2005 and has been Vice Chairman since January 2005. Mr. Robinson was selected as a director because of his extensive service on other public company boards, sales and marketing experience gained through senior leadership positions, extensive operational skills from his tenure at AT&T, and longstanding involvement in civic and charitable leadership roles in the community.

Martin Tuchman Director since May 2015
Mr. Tuchman has served on our Board of Directors since May 2015. Mr. Tuchman is Chief Executive Officer of the Tuchman Group, which oversees holdings in real estate, banking and international shipping, and has headed Kingstone Capital V, a private investment group, since 2007. Mr. Tuchman has served on the board of directors of Princeton Bancorp, Inc. (Nasdaq: BPRN, previously the Bank of Princeton) since September 2017. He served on the board of directors of Horizon Lines, Inc. from November 2011 to May 2015 and on the board of directors for SeaCube Container Leasing Ltd. from March 2011 to April 2013. Mr. Tuchman served as the Vice Chairman of the First Choice Bank in Lawrenceville, N.J. from December 2008 to April 2015, and served as Chairman of First Choice Bank from April 2015 to December 2016. In 1968, after helping develop the current standard for intermodal containers and chassis in connection with the American National Standards Institute, Mr. Tuchman co-founded Interpool, Inc., a leading container leasing business, which was sold to funds affiliated with Fortress, in 2007. In 1987, Mr. Tuchman formed Trac Lease, a chassis leasing company which was subsequently merged into Interpool, Inc. Mr. Tuchman holds a B.S. in Mechanical Engineering from the New Jersey Institute of Technology and an M.B.A. from Seton Hall University. Mr. Tuchman’s experience in the container leasing and shipping industry and as Chief Executive Officer of The Tuchman Group provides the board with valuable insights on the financial and strategic planning matters, particularly as they relate to transportation related industries.

Compensation of Directors
The total annual compensation generally payable to our non-employee directors was $175,000 in respect of 2024. In addition, we pay an annual fee to the chairperson of the Audit Committee of $10,000. At their election, fees to non-employee directors may be paid in the form of fully-vested Ordinary Shares, based on the value of such Ordinary Shares at the date of issuance, rather than in cash, provided that any such issuance does not prevent such director from being determined to be independent and such shares are granted pursuant to a shareholder-approved plan or the issuance of such shares is otherwise exempt from Nasdaq listing requirements. Each non-employee director also received an initial one-time grant of fully vested options to purchase 5,000 Ordinary Shares under our Nonqualified Stock Option and Incentive Award Plan (the “Plan”) upon the date of the first meeting of our Board of Directors attended by such director. Affiliated directors are not separately compensated by us. All members of our Board of Directors are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board of Directors. We also made a one-time payment of $25,000 to each of Messrs. Goodwin, Robinson and Tuchman in connection with their services on a special committee of the Board of Directors and $50,000 to Ms. Hannaway in connection with her service as Chairperson on a special committee Board of Directors, which was created to negotiate and approve the Internalization.

Director Compensation Table for 2024

Name	Fees Earned or Paid in Cash	Share Awards	Option Awards(1)	Total
Paul R. Goodwin	$117,500	$92,500	—	$210,000
Judith A. Hannaway	$225,000	—	—	$225,000
A. Andrew Levison	$87,500	$87,500	—	$175,000
Ray M. Robinson	$—	$200,000	—	$200,000
Martin Tuchman	$—	$200,000	—	$200,000

(1)	As of December 31, 2024, Mr. Levison, Mr. Robinson and Mr. Tuchman each held fully vested options to purchase 5,000 Ordinary Shares.
Determination of Director Independence
If required under the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”), the Board of Directors shall be comprised of a majority of directors who qualify as independent directors (“Independent Directors”) under the listing standards of Nasdaq.
Pursuant to the Company’s Corporate Governance Guidelines, the Board of Directors must be comprised of a majority of directors who qualify as Independent Directors. The Board of Directors review annually the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those directors who the Board of Directors affirmatively determines satisfy the applicable independence requirements will be considered Independent Directors. The Board of Directors may adopt and disclose categorical standards to assist it in determining director independence. In the event that a director becomes aware of any change in circumstances that may result in such director no longer being considered independent under the listing standards of Nasdaq or under applicable law, the director must promptly inform the Chair of the Nominating and Corporate Governance Committee. Our Board of Directors determined that Ms. Hannaway and Messrs. Goodwin, Levison, Robinson and Tuchman qualify as independent directors under the corporate governance standards of Nasdaq.
Statement on Corporate Governance
We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors (in accordance with Nasdaq rules). Our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are each composed entirely of independent directors.
We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics, which delineate our standards for our officers and directors. We make available, free of charge through a link on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our Code of Business Conduct and Ethics, Code of Ethics for Senior Officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board of Directors. Our website address is www.ftaiaviation.com. You may also obtain these documents by writing the Company at 415 W 13th St, 7th Floor, New York, New York 10014, Attention: Investor Relations.
As mentioned above, the Board of Directors has adopted a Code of Business Conduct and Ethics, which is available on our website, that applies to all employees and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.
The Company has also adopted a Code of Ethics for Senior Officers, which is available on our website and which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above. The Company intends to disclose any changes in or waivers from either code applicable to the Company’s executive officers or directors by posting such information on our website.
The Company does not have a policy to separate the roles of Chief Executive Officer and Chairman of the Board of Directors, as the Board of Directors believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Mr. Adams has served as the Chairman of our Board of Directors, and of that of our predecessor entity, since May 2016 and as our Chief Executive Officer, and of that of our predecessor entity, since May 2015. The Board of Directors believes that having Mr. Adams serve as both our Chief Executive Officer and Chairman is an appropriate, effective and efficient leadership structure, especially given Mr. Adams’s extensive experience in the industry and on other boards. The Board of Directors has also determined that combining the Chief Executive Officer and Chairman roles provides for clear accountability and leadership responsibility, and facilitates effective decision-making and a cohesive corporate strategy. The Board of Directors periodically reviews its leadership structure. The Company does not have a lead independent director; however, an independent director presides over the executive sessions. For additional information, see “Executive Sessions of Non-Management Directors.”
Sustainability
As part of our strategy, we are focused on supporting the transition to a low-carbon economy and aim to provide sustainable aviation solutions by leveraging our business team’s expertise and business and financing relationships, as well as our access to capital. We highlighted certain of our current sustainability solutions and investments in our Form 10-K for the year ended December 31, 2024, and we expect to continue to explore additional sustainability-related opportunities.
Insider Trading Policy
We maintain a Public Company Insider Trading Compliance Policy that applies to members of our Board of Directors, our officers and all other employees, which we believe is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations and listing standards. Our Public Company Insider Trading Compliance Policy is filed as Exhibit 19.1 to our Annual Report for the year ended December 31, 2024.
Anti-Hedging and Anti-Pledging Policies
Pursuant to our Insider Trading Compliance Policy, all directors, executive officers, and employees are prohibited from engaging in any transaction intended to hedge or minimize losses in the Company’s securities, including engaging in transactions in puts, calls, or other derivatives of the Company’s securities or short-selling the Company’s securities. Margin accounts of pledges of the Company’s securities are also prohibited. An exception may be granted under certain limited circumstances.
Board and Committee Meetings
During the year ended December 31, 2024, our Board of Directors held 13 meetings. No director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. During 2024, the Audit Committee met seven times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met one time. The board of directors of FTAI Aviation Investors LLC also established a special committee to negotiate and approve the Internalization. Although director attendance at the Company’s annual general meeting each year is encouraged, the Company does not have an attendance policy.
Audit Committee. Our Board of Directors has a standing Audit Committee composed entirely of independent directors. The current members of the Audit Committee are Mr. Goodwin (Chairperson), Ms. Hannaway and Mr. Robinson, each of whom has been determined by our Board of Directors to be independent in accordance with Nasdaq rules and the SEC’s audit committee independence standards. The purpose of the Audit Committee is to provide assistance to the board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the board’s oversight of (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements;

(c) the Company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The Audit Committee is also responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the registered public accounting firm’s services. The Audit Committee operates pursuant to a charter, which is available on our website, www.ftaiaviation.com. You may also obtain a copy of the charter by writing the Company at 415 W 13th St, 7th Floor, New York, New York 10014, Attention: Investor Relations.
The Board of Directors has determined that Mr. Goodwin qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. As noted above, our Board of Directors has determined that Mr. Goodwin is independent under Nasdaq and SEC standards.
Risk Oversight. The Company’s risk management is overseen by the Chief Executive Officer, who receives reports directly from other officers and individuals who perform services for the Company, including, but not limited to, our General Counsel and Chief Information Security Officer. Material risks are identified and prioritized by management, and material risks are periodically discussed with the Board of Directors. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including risks and contingencies associated with each area. In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.
Compensation Committee. The members of the Compensation Committee are Mr. Robinson (Chairperson), Ms. Hannaway and Messrs. Goodwin and Levison, each of whom has been determined by our Board of Directors to be independent in accordance with Nasdaq rules. The Compensation Committee is responsible for (a) making all decisions regarding the compensation levels of our executive officers relating to the portion of 2024 following the Internalization Date, (b) administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company and (c) evaluating annually the appropriate level of director compensation. The charter of the Compensation Committee is available on our website, at www.ftaiaviation.com. You may also obtain a copy of the charter by writing the Company at 415 W 13th St, 7th Floor, New York, New York 10014, Attention: Investor Relations.
Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as being an independent director under Nasdaq listing standards and other applicable laws, rules and regulations.
Nominating and Corporate Governance Committee. Our Board of Directors has a standing Nominating and Corporate Governance Committee composed entirely of independent directors. The current members of the Nominating and Corporate Governance Committee are Ms. Hannaway (Chairperson), and Messrs. Goodwin, Robinson and Tuchman, each of whom has been determined by our Board of Directors to be an independent director in accordance with Nasdaq rules. The functions of the Nominating and Corporate Governance Committee include, without limitation, the following: (a) recommending to the board individuals qualified to serve as directors of the Company and on committees of the board; (b) advising the board with respect to board composition, procedures and committees; (c) advising the board with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the board. The charter of the Nominating and Corporate Governance Committee is available on our website, at www.ftaiaviation.com. You may also obtain a copy of the charter by writing the Company at 415 W 13th St, 7th Floor, New York, New York 10014, Attention: Investor Relations.
The Nominating and Corporate Governance Committee, as required by the Company’s Articles, will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.
The Company’s Articles provide certain procedures that a shareholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual shareholder meeting must be submitted in writing to the Company’s Secretary at FTAI Aviation Ltd., 415 W 13th St, 7th Floor, New York, New York

10014. The Secretary must receive the notice of a shareholder’s intention to introduce a nomination at an annual general meeting (together with certain required information set forth in the Company’s Articles) within the timeframes set forth below under “Advance Notice for Shareholder Nominations and Proposals for 2026 Annual General Meeting.”
The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director of the Company are, taking into account such person’s familiarity with the Company, possession of such knowledge, experience, skills, expertise, integrity and a range of perspectives as would enhance the board’s ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or Nasdaq rule.
In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board of Directors and the evolving needs of our business. The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders. Our evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a shareholder. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to nominate individuals with a variety of complementary skills. The Nominating and Corporate Governance Committee assesses its achievement of a balance of perspectives and experiences represented on the Board and their alignment with the Company’s strategic priorities as part of the Board’s annual self-assessment process.
Executive Sessions of Non-Management Directors
Executive sessions of the non-management directors occur during the course of the year. “Non-management directors” include all directors who are not officers or employees of the Company. The non-management director presiding at those sessions rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.
Shareholder Communications with Directors
The Company provides the opportunity for shareholders and interested parties to communicate with our directors. You can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address:
FTAI Aviation Ltd.
Secretary
415 W 13th St, 7th Floor
New York, New York 10014
Shareholders can contact the non-management directors (including the director who presides over the executive sessions of non-management directors, or the non-management directors as a group, or the Audit Committee as a group) at the address above or at the following email address: NonManagementDirectors@ftaiaviation.com.
All communications received as set forth in the preceding paragraph will be opened by the Legal and Compliance Department, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

REPORT OF THE AUDIT COMMITTEE
In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Exchange Act, and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).
The Audit Committee operates under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC and Nasdaq. The Audit Committee’s charter is available on the Company’s website at www.ftaiaviation.com. The members of the Audit Committee hold executive sessions during the course of the year.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s internal control over financial reporting, including a review of management’s and the independent registered public accounting firm’s assessments of and reports on the effectiveness of internal control over financial reporting and any significant deficiencies or material weaknesses.
The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report on Form 10-K.
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable PCAOB requirements and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of the Company’s independent registered public accounting firm for fiscal year 2025.
The Audit Committee

Paul R. Goodwin, Chairperson
Judith A. Hannaway
Ray M. Robinson

EXECUTIVE OFFICERS
The following table shows the names and ages of our executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position
Joseph P. Adams, Jr.	67	Chief Executive Officer and Chairman of the Board of Directors
Eun (Angela) Nam	43	Chief Financial Officer and Chief Accounting Officer
David Moreno	35	Chief Operating Officer
Stacy Kuperus	39	Chief Portfolio Officer
BoHee Yoon	46	General Counsel and Secretary

Joseph P. Adams, Jr. For information regarding Mr. Adams, see “Information Concerning Our Directors, Including the Director Nominees” above.
Eun (Angela) Nam has been our Chief Financial Officer since August 2022 and Chief Accounting Officer since August 2018. Until May 2024, Ms. Nam served as a Senior Vice President of the Fortress Private Equity group, and was involved in various mergers and acquisitions and capital markets transactions. Ms. Nam previously served as Interim Chief Accounting Officer of Drive Shack Inc., an entity that was then managed by Fortress, from March through September 2016. Prior to joining Fortress in 2014, Ms. Nam worked in KPMG LLP’s audit and risk advisory services for over ten years. Ms. Nam received a Bachelor of Business Administration in Finance and Accounting from Emory University, and is a certified public accountant.
David Moreno has been our Chief Operating Officer since January 2021 and was appointed an executive officer on April 15, 2025. From 2013 to 2021, Mr. Moreno held various roles within Fortress in the Private Equity Group focused on aviation investments. He also serves as a member of the board of directors of High Turbine Technologies. Mr. Moreno holds a B.A. in Business Administration and an M.S. in Accounting from Babson College.
Stacy Kuperus has been our Chief Portfolio Officer since March 2021 and was appointed an executive officer on April 15, 2025. She is responsible for the execution of business operations across the various portfolio of assets owned by the Company. Ms. Kuperus joined Fortress in 2014 and has held various roles within the aviation platform leading and developing the operational and organizational structure to support the growth of FTAI Aviation’s portfolio. Ms. Kuperus holds a B.S. in Accounting from Nyack College.
BoHee Yoon is our General Counsel, has been our Secretary since May 2024 and was appointed an executive officer on April 15, 2025. Ms. Yoon joined Fortress in 2014, where she was most recently a Managing Director and Counsel in the Private Equity Group, and served as Secretary of FTAI Infrastructure Inc. (Nasdaq: FIP), Rithm Capital Corp. (NYSE: RITM), and Drive Shack Inc. (formerly NYSE: DS). Ms. Yoon began her career at Debevoise & Plimpton LLP in New York. Ms. Yoon is a member of the Fordham Law Alumni Association Board of Directors and Dean’s Advisory Group, was a member of Swarthmore College’s Board of Managers until 2023 and continues to serve as a member of its Nominating and Governance and Social Responsibility Committees. Ms. Yoon holds a B.A. in Political Science from Swarthmore College, an M.A. in International Affairs from The New School, and a J.D. from Fordham Law School.

COMPENSATION DISCUSSION AND ANALYSIS
Business Overview
2024 was a transformational year for the Company during which we achieved significant strategic and financial milestones. Our strong financial performance supported by our differentiated business model positions us well for continued future growth.

(1)	Comprised of Net Loss Attributable to Shareholders of ($32.1) million adjusted for $300.0 million related to internalization fee and $8.5 million of non-recurring management and incentive fees.
(2)	This a Non-GAAP measure. See Reconciliation of Non-GAAP Measures section in Annex B for a reconciliation to the most comparable GAAP measure.
(3)	Comprised of $2,325.8 million Aviation net leasing equipment, $551.2 inventory, $60.9 million financing receivables and $19.0 million of equity investments.
(4)
A CFM56 engine is comprised of three module components, numbers disclosed include 99 engine equivalents held as inventory in the balance sheet and 591 engines included in net leasing equipment and financing receivables.

(5)	$22 Billion estimated annual maintenance spend on the CFM56 and V2500 per Aviation Week. Aerospace Products generated $1 billion of revenue in 2024, which equates to approximately 5% market share.
(6)	Includes 200K square feet related to Rome facility. JV agreement signed but subject to certain customary closing conditions.
Named Executive Officers
The Compensation Discussion and Analysis that follows provides a description of our executive compensation program for 2024, including the portion of 2024 that preceded the internalization of our management function to operate as an internally managed company, which occurred on May 28, 2024 (the “Internalization” and such date, the “Internalization Date”). For 2024, our named executive officers were:
•	Joseph P. Adams, Jr., Chief Executive Officer
•	Eun (Angela) Nam, Chief Financial Officer and Chief Accounting Officer
Each of our named executive officers was employed by and compensated by our former manager prior to the Internalization Date. Prior to the Internalization Date, Mr. Adams devoted a substantial portion of his time to the Company, although he did not exclusively provide services to us. Since our former manager compensated Mr. Adams based on the overall value of the various services that he performed for our former manager, our former manager informed us that it was not able to segregate and identify any portion of the compensation awarded to him prior to the Internalization Date (including for any part of 2023 or 2022) as relating solely to service performed for us. However, in connection with the Internalization, the Company agreed to accrue for and pay Mr. Adams’ entire base salary and discretionary short-term incentive bonus payment for 2024, including for the portion of 2024 prior to the Internalization Date. Accordingly, we have included information relating to the compensation paid to Mr. Adams for all of 2024 (including compensation for the portion of 2024 that preceded the Internalization Date) in the “Summary Compensation Table for 2024” below, but we have not included information relating to the compensation paid to Mr. Adams by our former manager for 2023 or 2022.

In 2024, as well as in each of 2023 and 2022, Ms. Nam was exclusively dedicated to providing services to us. Accordingly, the entire amount of the compensation that our former manager paid to Ms. Nam for the portion of 2024 that was prior to the Internalization Date, as well as the compensation that our former manager paid to Ms. Nam for 2023 and 2022, was for services performed for us, and we have therefore reported that compensation in the “Summary Compensation Table for 2024” below.
Role of the Compensation Committee in Executive Compensation
Our Compensation Committee sets the compensation philosophy, financial objectives, policies and practices of compensation for our named executive officers. In approving compensation levels and targets, individual objectives and financial performance measures and targets for our named executive officers, our Compensation Committee focuses on the relationship between our executive compensation program and the achievement of our financial and strategic objectives, with an emphasis on creating a pay program that is aligned with the shareholder experience.
Our Compensation Committee made all decisions regarding the compensation levels of our named executives officers relating to the portion of 2024 following the Internalization Date. For 2024, these decisions included the determination of base salaries for Mr. Adams and Ms. Nam at the Internalization, establishing Ms. Nam’s target annual cash bonus opportunity, granting equity awards, and determining earned incentives for 2024 performance. Because the Internalization occurred in the middle of 2024, there were no pre-established or formulaic performance goals for the fiscal year. Instead, earned incentives were based on a subjective assessment of Company performance and each named executive officer’s contribution to that performance.
For 2025, the Compensation Committee worked with its independent compensation consultant to implement a more structured executive compensation program designed to support our business strategy and using a framework aligned with market and best practices. The 2025 annual incentive program for our named executive officers includes a range of earnings opportunity for each executive and corresponding financial and strategic performance goals and weightings. The 2025 long-term equity incentive program includes grants of service-vesting restricted stock units (RSUs) and performance-vesting stock units (PSUs) to support retention of key talent, align the interests of management with those of shareholders, and reward long-term performance achievements.
Role of our Executive Officers in Executive Compensation
For 2024, Mr. Adams made recommendations to the Compensation Committee regarding Ms. Nam’s compensation. Additionally, management provided input into the design of the 2025 incentive compensation programs to provide that these programs support the Company’s business objectives and strategic priorities. As appropriate, certain members of the senior management team attend Compensation Committee meetings but are not present for executive sessions. The CEO’s compensation is discussed and approved during executive sessions of the Compensation Committee without the CEO present. The Compensation Committee makes all final decisions with respect to compensation of our named executive officers.
Role of the Independent Compensation Consultant
Our Compensation Committee reviews the competitiveness of our executive compensation program and recent governance trends relating to executive compensation when determining the compensation levels for our named executive officers. To assist the Compensation Committee in this process, our Compensation Committee retained FW Cook as its independent compensation consultant to provide advice on our executive compensation practices. FW Cook does no work for our management team that is not under the Compensation Committee’s purview. Representatives of FW Cook attended certain meetings of the Compensation Committee, including meeting with members of the Compensation Committee without members of management present. During 2024, the Compensation Committee reviewed the independence of FW Cook using assessment criteria under the applicable Nasdaq rules and concluded that the retention of FW Cook did not raise any conflicts of interest.

As one of many inputs into their decisions on setting base salaries for 2024, setting target pay opportunities for 2025, and designing the incentive compensation programs for 2025 for our named executive officers, the Compensation Committee reviewed competitive data on the executive compensation practices of the following peer group of companies in similar industries and of similar size to us and with whom we compete for executive talent:

AAR Corp.	Curtiss-Wright Corporation	Kadant Inc
Air Lease Corporation	ESCO Technologies Inc.	Kratos Defense & Security Solutions, Inc.
AeroVironment Inc.	GATX Corporation	Triumph Group Inc.
Barnes Group Inc.	HEICO Corporation	Willis Lease Finance Corporation
BWX Technologies, Inc.	Hexcel Corp.	Woodward Inc.
Crane Co.	Herc Holdings

Elements of our Executive Compensation Program for 2024
Prior to the Internalization Date, our former manager was responsible for all executive compensation decisions. In connection with the Internalization, our named executive officers Mr. Adams and Ms. Nam became employees of the Company, and our Compensation Committee became responsible for determining their compensation. For the portion of 2024 following the Internalization Date, the Compensation Committee’s compensation decisions reflected the start of a process to redesign the executive compensation program to better support our financial and strategic objectives as an internally-managed company, and the Compensation Committee is continuing this process during 2025.
The compensation program for our named executive officers consists of an annual base salary, the ability to earn short-term incentive awards based on individual and Company performance, the ability to earn long-term equity incentive awards, and participation in employee benefit plans and programs at the same level and on the same terms that apply to the Company’s employees generally. The following is a detailed description of each material element of our compensation program for our named executive officers for the portion of 2024 following the Internalization Date.
Base Salary. Base salary is a fixed component of compensation for each of our named executive officers. Ms. Nam’s base salary in prior years, as determined by our former manager, was $200,000, the same as it has been reported since 2020, which is well below market practices. In connection with the Internalization, our Compensation Committee began to develop a pay structure better aligned with market practices, part of which was the establishment of base salaries for Mr. Adams and Ms. Nam at $975,000 and $525,000, respectively. These 2024 base salaries are intended to reflect the position, duties and responsibilities of each executive and were set slightly below the peer group medians for chief executive officers and chief financial officers at the peer companies. As of the filing of this proxy statement, the 2025 annual base salaries payable to our named executive officers remain unchanged from those established on the Internalization Date.
Short-Term Incentive Awards. For 2024, our named executive officers were each eligible to receive discretionary short-term incentive payments from the Company based on annual performance achievements. We consider these short-term incentive bonuses to be “at-risk” compensation. Prior to the Internalization, our named executive officers were not employees of the Company, and our former manager determined their compensation. The Compensation Committee became responsible for overseeing executive compensation in the middle of fiscal year 2024 at the time of Internalization, and it was not practical to establish performance measures and goals for the remainder of the fiscal year. Instead, in determining the short-term incentive awards earned by our named executive officers for 2024, our Compensation Committee considered many factors, particularly the Company and management team’s financial and strategic accomplishments in 2024 described above, in its decision-making process relating to the amount of the annual short-term incentive amounts. The Compensation Committee also considered the Internalization RSUs (described below) granted in May 2024 as well as the equity grants awarded in February 2025 as part of the earned annual incentive amounts for 2024 performance.

Long-Term Incentive Awards. Our named executive officers are eligible to receive long-term equity incentive awards relating to our Ordinary Shares, which are intended to further align the interests of our named executive officers with those of our shareholders generally. As described below, these awards are subject to vesting terms, which include continued employment with the Company for specified periods of time, and in certain cases, the achievement of specified performance criteria.
Internalization RSUs. On the Internalization Date, we granted Mr. Adams and Ms. Nam 58,498 and 6,224 time-based restricted share units (“RSUs”), respectively, in connection with the Internalization (the “Internalization RSUs”). The Internalization RSUs are one-time awards that will time-vest in three equal installments on each of May 28, 2025, May 28, 2026, and May 28, 2027, subject to the executive’s continued employment through each vesting date and, for Mr. Adams only, his continuing to hold the Post-Start Date Shares (as described below under “Offer Letters with Our Named Executive Officers”). The Internalization RSUs were granted to align the long-term interests of our named executive officers with the interests of our shareholders following the Internalization.
If the executive’s employment is terminated by us without cause, by the executive for good reason, or as a result of the executive’s death or disability, the Internalization RSUs will fully vest on the date of such termination of employment. For purposes of the Internalization RSU award agreements with our named executive officers, good reason has the same meaning as set forth in each respective named executive officer’s offer letter (as described below).
Outperformance PSUs. In November 2024, we granted a group of employees, including Mr. Adams and Ms. Nam performance-based restricted share units (“PSUs”) (the “Outperformance PSUs”) that are subject to both service-vesting and extremely rigorous performance-based vesting conditions. The Outperformance PSUs are one-time awards intended to create strong retention and engagement of the management team by rewarding achievement of meaningful outperformance over a multi-year period, which would create significant value for shareholders. In order to earn the maximum number of Outperformance PSUs, approximately $16.9 billion in value must be created for shareholders.
The number of Ordinary Shares eligible to be earned with respect to the Outperformance PSUs will be determined based on the annualized total shareholder return (“Annualized TSR (CAGR)”) of our Ordinary Shares during the three-year performance period between November 5, 2024 and November 5, 2027, in accordance with the following schedule:

Performance Level	Annualized TSR (CAGR)	Value Created for Shareholders ($B)	Payout (% of Target)
Tier 1 (Max)	≥ 30%	≥ $16.7B	400%
Tier 2	25%	$13.3B	200%
Tier 3	20%	$10.2B	100%
Tier 4 (Threshold)	15%	$7.3B	40%
Below Threshold	< 15%	< $7.3B	0%

Once the number of Ordinary Shares eligible to be earned is determined at the end of the performance period, the number of earned Outperformance PSUs will time-vest in three equal installments on each of November 5, 2027, November 5, 2028, and November 5, 2029, subject to the executive’s continued employment through each vesting date.
If the executive’s employment is terminated by us without cause or by the executive for good reason, (i) on or before the end of the performance period, then the Outperformance PSUs will remain outstanding and one-third of any earned Outperformance PSUs will immediately vest on November 5, 2027, or (ii) after the end of the performance period, then the next tranche of any earned Outperformance PSUs which would have vested on the next vesting date will immediately vest.
In connection with a change in control that occurs on or before the end of the performance period, the performance period will end as of the date of the change in control and the number of Ordinary Shares eligible to be earned during the shortened performance period will be determined based on the Annualized TSR (CAGR) achieved by the Company during the shortened performance period, with the number of Outperformance PSUs earned vesting in three equal installments on each of the change in control date and on the first two anniversaries of the change in control date, subject to the executive’s continued employment through each vesting date.

However, if the change in control occurs after the end of the performance period, then any earned Outperformance PSUs will continue to vest in accordance with the original vesting schedule. If the surviving or successor entity of the Company after the change in control does not assume, convert, substitute or replace any of the Outperformance PSUs, then the earned Outperformance PSUs will fully vest as of the change in control date. If the surviving or successor entity of the Company after the change in control assumes, converts, substitutes or replaces the earned Outperformance PSUs but terminates the employment of the executive without cause or the executive resigns for good reason within twelve months of the change in control date, then all of the earned Ordinary Shares will fully vest as of the date of the executive’s termination of employment.
If the executive’s employment is terminated as a result of death or disability, (i) that occurs on or before the end of the performance period, then the Outperformance PSUs will remain outstanding and the full amount of any earned Outperformance PSUs will immediately vest on November 5, 2027, or (ii) that occurs after the end of the performance period, then any earned Outperformance PSUs will fully vest on the date of the executive’s termination of employment.
For purposes of the Outperformance PSU award agreements with our named executive officers, good reason generally means the occurrence of any of the following events without the named executive officer’s consent: (i) a material diminution in title, status, duties, responsibilities or authority or (ii) a requirement that the named executive officer work primarily from an office or geographic location that is beyond a fifty (50) mile radius from the office or geographic location at which the named executive officer primarily works as of the grant date (provided that such requirement results in an increase in the named executive officer’s commute).
Changes for 2025
The Compensation Committee developed a more structured compensation program for 2025.
•	Base Salaries. For the named executive officers, annual base salaries were unchanged from 2024 levels at $975,000 for Mr. Adams and $525,000 for Ms. Nam.
•
Annual Incentives. The Compensation Committee determined target bonus opportunities at $1,170,000 for Mr. Adams and $525,000 for Ms. Nam. Actual bonuses may range from 0 to 200% of these target amounts based on performance versus pre-established Adjusted EBITDA goals (weighted 75%) and individual performance (weighted 25%).

•
Long-Term Equity Incentives. In March 2025, we granted long-term equity awards to our named executive officers as part of our annual grant cycle in the form of RSUs (weighted 50% of target grant value) and PSUs (weighted 50% of target grant value). The RSUs vest in three equal annual installments on each anniversary of the grant date. The PSUs may be earned from 0 to 200% of the target number of PSUs based on two performance measures: our relative TSR versus the companies in the S&P 400 (weighted 50%) and our adjusted earnings per diluted share, each measured over a three-year performance period. The size of the March 2025 grant was based in part on the Compensation Committee’s assessment of performance in 2024. In accordance with SEC disclosure rules, these equity awards granted in early 2025 will not be reported in the “Stock Awards” column of the Summary Compensation Table for 2024 or the Grants of Plan Based Awards in 2024 table, but will instead be included in the “Stock Awards” column of the “Summary Compensation Table for 2025” and the “Grants of Plan Based Awards in 2025” table.

Employee Benefits. Our named executive officers are generally eligible to participate in the same health, welfare and retirement benefits that apply to the employees of the Company. We do not sponsor or maintain any defined benefit pension plans or similar arrangements. We maintain a 401(k) retirement savings plan for U.S. employees and provide non-elective safe harbor contributions to all participants, including our named executive officers. We also provide company-paid life insurance premiums to our named executive officers.
Offer Letters with our Named Executive Officers
Joseph P. Adams, Jr. In connection with the Internalization, we entered into an offer letter with Mr. Adams, dated as of May 27, 2024, pursuant to which he receives a base salary at the annualized rate of $975,000. He is also eligible to receive an annual discretionary short-term incentive award, an initial grant of 58,498 Internalization RSUs (as described above) provided that, within 90 days of the Internalization Date, he purchases 58,498 Ordinary Shares (the “Post-Start Date Shares”), and to participate in our employee benefit plans that are generally made available to similarly situated employees. Mr. Adams is also subject to a post-termination non-competition covenant for a 12-month period following a termination for cause or a resignation other than for good reason and certain non-solicitation covenants for an 18-month period following his termination of employment for any reason.
If Mr. Adams’ employment is terminated other than for cause, death or disability, or he resigns for good reason, then he will be eligible for the following severance payments and benefits (subject to his execution of a release of claims): (i) a cash payment of $4,000,000, payable ratably over a two-year period, (ii) a pro-rated annual bonus (based on actual performance, with any individual subjective elements of his annual bonus being based on not less than target-level of performance), payable in a lump sum at the same time that annual bonuses are generally paid (the “Pro-Rata Bonus”), (iii) any earned, but unpaid, bonus with respect to any prior year, payable in a lump sum at the same time annual bonuses are generally paid (the “Prior Year Bonus”), (iv) reimbursement of an amount equal to the full monthly premium for health, dental and vision insurance for a period of 24 months (or until covered under another employer’s plans), and (v) full acceleration of his Internalization RSUs (the “Equity Acceleration”).
However, if Mr. Adams’ employment is terminated other than for cause, death or disability, or he resigns for good reason, in either case, within the period commencing six months prior to a change in control and ending on the two-year anniversary of the change in control (the “Change in Control Period”), then he will instead be eligible for the following severance payments and benefits (subject to his execution of a release of claims): (i) a cash payment of $6,000,000, payable in a lump sum as soon as practicable following his termination of employment, (ii) a pro-rated annual bonus (based on the greater of target or actual level of performance, with any individual subjective elements of his bonus being based on not less than target level of performance), payable in a lump sum at the same time annual bonuses are generally paid (the “CIC Pro Rata-Bonus”), (iii) his Prior Year Bonus, (iv) reimbursement of an amount equal to the full monthly premium for health, dental and vision insurance for a period of 36 months (or until covered under another employer’s plans), and (v) the Equity Acceleration.
If Mr. Adams’ employment is terminated due to his death or disability, then he will receive the following severance payments and benefits: (i) his Prior Year Bonus, (ii) his Pro-Rata Bonus or, if such termination occurs during the Change in Control Period, his CIC Pro-Rata Bonus, and (iii) the Equity Acceleration.
Eun (Angela) Nam. In connection with the Internalization, we entered into an offer letter with Ms. Nam, dated as of May 27, 2024, pursuant to which she receives a base salary at the annualized rate of $525,000. She is also eligible to receive an annual discretionary short-term incentive award (with a target incentive amount for 2024 equal to $800,000), a cash payment equal to the gross amount of any unvested amounts under our former manager’s deferred compensation plan that she forfeited as a result of her resignation from our former manager, an initial grant of 6,224 Internalization RSUs (as described above), and to participate in our employee benefit plans that are generally made available to similarly situated employees. Ms. Nam is also subject to a post-termination non-competition covenant for a 12-month period following a termination for cause or a resignation other than for good reason and certain non-solicitation covenants for an 18-month period following her termination of employment for any reason.
If Ms. Nam’s employment is terminated other than for cause, death or disability, or she resigns for good reason, then she will be eligible for the following severance payments and benefits (subject to her execution of a release of claims): (i) a cash payment equal to 1.0 times the sum of her base salary and annual target bonus, payable ratably over a one-year period, (ii) her Prior Year Bonus, (iii) reimbursement of an amount equal to the full monthly premium for health, dental and vision insurance for a period of 18 months (or until covered under another employer’s plans), and (iv) the Equity Acceleration.
However, if Ms. Nam’s employment is terminated other than for cause, death or disability, or she resigns for good reason, in either case, within the Change in Control Period, then she will instead be eligible for the following severance payments and benefits (subject to her execution of a release of claims): (i) a cash payment equal to 2.0 times the sum of her base salary and annual target bonus, payable in a lump sum as soon as practicable following her termination of employment, (ii) her CIC Pro-Rata Bonus, (iii) her Prior Year Bonus, (iv) reimbursement of an amount equal to the full monthly premium for health, dental and vision insurance for a period of 24 months (or until covered under another employer’s plans), and (v) the Equity Acceleration.
If Ms. Nam’s employment is terminated due to her death or disability, then she will receive the following severance payments and benefits: (i) her Prior Year Bonus, (ii) the Equity Acceleration, and (iii) if such termination of employment occurs during the Change in Control Period, her CIC Pro-Rata Bonus.

For purposes of the offer letters with each of Mr. Adams and Ms. Nam, good reason generally means the occurrence of any of the following events without the named executive officer’s consent: (i) a material and adverse change in scope of their responsibilities, authority, title, position or reporting structure (including no longer reporting to the Board of Directors for Mr. Adams or to the Chief Executive Officer for Ms. Nam); (ii) the Company’s or FTAI Aviation LLC’s material breach under the offer letter or any other material agreement, (iii) a material reduction in base salary (other than a salary reduction affecting all similarly situated executives of the Company or FTAI Aviation LLC of no more than 10%), (iv) a change in geographic location to outside of New York, New York, or (v) the failure of FTAI Aviation LLC to obtain assumption of the offer letter by its successor.
Say-on-Pay and Say-on-Frequency Advisory Votes
In connection with this Proxy Statement, we are soliciting an advisory say-on-pay vote as well as an advisory vote relating to the frequency our future say-on-pay votes, which is commonly referred to as a “say-on-frequency” vote. As noted above, prior to the Internalization, each of our named executive officers was employed by and compensated by our former manager, which served as our external manager prior to the Internalization Date. As a result, since the Company did not make any compensation determinations with respect to our named executive officers prior to the Internalization Date, we did not historically include a say-on-pay vote or a say-on-frequency vote in our prior proxy statements. Since the named executive officers each became employed by the Company as of the Internalization Date and our Compensation Committee began making all compensation decisions with respect to the named executive officers for the period commencing on the Internalization Date, we are soliciting an advisory say-on-pay vote and an advisory say-on-frequency vote in this Proxy Statement. Please refer to “Proposal No. 2” and “Proposal No. 3” below for more information.
Tax Considerations
As a general matter, our Compensation Committee considers various tax and accounting implications of our existing and proposed compensation programs. We consider the tax-deductibility of compensation in designing our compensation programs, but it is not our sole consideration and our Compensation Committee retains the discretion to award compensation that is non-deductible.
Equity Grant Practices
Following the Internalization, we do not grant stock options, stock appreciation rights, or similar option-like instruments and, as such, we do not have any policy or practice in place on the timing of such awards in relation to the disclosure of material non-public information.
Clawback Policy
We have adopted a clawback policy covering our executive officers that provides that in the event of a required accounting restatement, the Compensation Committee will seek reimbursement of the portion of any incentive-based compensation that would not have been paid had our financial statements been correctly stated. In addition to the recovery of incentive-based compensation mandated by the SEC, our recoupment policy also provides the Compensation Committee with the discretion to recoup any time-based equity awards from any executive officer if the Compensation Committee determines that the required accounting restatement was at least in part the result of gross misconduct by such executive officer.
Risk Management
The Compensation Committee is responsible for monitoring the risks and rewards associated with our compensation program. After the internalization, the Compensation Committee implemented a well-balanced compensation program for our named executive officers that was designed to avoid creating incentives that encourage unnecessary or excessive risks that could potentially have a material adverse effect on the Company. This program uses a mix of short- and long-term incentives to ensure management focuses on the long-term impact of short-term decisions and that management’s interests are aligned with stockholders. In addition, the Compensation Committee is regularly informed about the compensation programs in place for other employees and has concluded that these policies and practices also avoid creating incentives that encourage unnecessary or excessive risks that could potentially have a material adverse effect on the Company. Our anti-hedging and anti-pledging policy and our clawback policy further mitigate compensation risk.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for 2024 required by Item 402(b) of Regulation S-K with the Company’s management.
Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis for 2024 be included in the Proxy Statement for the 2025 Annual General Meeting to be filed with the SEC.
The Compensation Committee

Ray M. Robinson, Chairperson
Paul R. Goodwin
Judith A. Hannaway
A. Andrew Levison
Compensation Committee Interlocks and Insider Participation
None.

COMPENSATION TABLES
Summary Compensation Table for 2024
The following table provides additional information regarding the compensation earned by Ms. Nam in respect of the last three completed fiscal years, which, in the case of 2022, 2023 and the portion of 2024 which preceded the Internalization Date, was determined and paid by our former manager. As previously described, our former manager informed us that it was not able to segregate and identify any portion of the compensation earned by Mr. Adams in respect of 2022, 2023 and the portion of 2024 which preceded the Internalization as relating solely to services performed for us. However, in connection with the Internalization, the Company agreed to accrue for and pay Mr. Adams’ entire base salary and discretionary short-term incentive bonus for 2024, including the portion of 2024 prior to the Internalization Date. Therefore, this Summary Compensation Table for 2024 includes compensation for Mr. Adams relating to all of 2024 (including compensation for the portion of 2024 that preceded the Internalization Date), but does not include information relating to the compensation paid to Mr. Adams by our former manager for 2023 or 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Joseph. P. Adams Chief Executive Officer and Chairman of the Board	2024	$975,000	$1,950,000	$23,714,756	$15,386(2)	$26,655,142
Eun (Angela) Nam Chief Financial Officer and Chief Accounting Officer	2024	$525,000	$1,000,000	$3,413,462	$11,514(3)	$4,949,976
	2023	$200,000	$1,250,000	—	$10,310	$1,460,310
	2022	$200,000	$900,000	—	$9,560	$1,109,560

(1)
The amounts shown reflect the grant date fair value of our one-time long-term incentive awards made during 2024 as determined pursuant to FASB ASC Topic 718, including (i) $$4,951,856 and $526,862 for Mr. Adams and Ms. Nam, respectively, in respect to the Internalization RSUs and (ii) $18,762,900 and $2,886,600 for Mr. Adams and Ms. Nam, respectively, in respect to the Outperformance PSUs. The amounts shown with respect to the Outperformance PSUs assume performance at maximum (i.e., 100%). For complete valuation assumptions for each of these awards, see Note 11 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025. As described above, the grant date values of the RSUs and PSUs granted to our named executive officers in March 2025 as part of our annual grant cycle have not been included here in accordance with SEC disclosure rules, and will instead be included in our proxy statement filed in 2026 in respect of 2025 compensation.

(2)	This amount consists of (i) $12,789 of 401(k) matching contributions and (ii) $2,597 of life insurance premiums.
(3)	This amount consists of (i) $10,350 of 401(k) matching contributions and (ii) $1,164 of life insurance premiums.
Grants of Plan-Based Awards Table for 2024
The following table below sets forth the equity-based awards granted by us to our named executive officers in 2024.
Prior to the Internalization, from time to time we granted options relating to Ordinary Shares or other equity interests in the Company to an affiliate of our former manager, who in turn was permitted to assign a portion of the options to its employees, including our named executive officers. Any such option awards assigned to employees of our former manager (“Tandem Options”) correspond on a one-to-one basis with the options granted to our former manager, such that exercise by an employee of the Tandem Option would result in the corresponding option held by our former manager being cancelled. Tandem Options granted by our former manager prior to the Internalization reflect decisions by our former manager and are not shown in the following table.

Name	Grant Date	Estimated future payouts under equity incentive plan awards(1)			All other stock awards: Number of shares of stock or units (#)(2)	Grant date fair value of stock awards ($)(3)
		Threshold (#)	Target (#)	Maximum (#)
Joseph P. Adams, Jr.	5/28/24	—	—	—	58,498	$4,951,856
	11/4/24	39,000	97,500	390,000	—	$18,762,900
Eun (Angela) Nam	5/28/24	—	—	—	6,224	$526,862
	11/4/24	6,000	15,000	60,000	—	$2,886,600

(1)
Awards represent Outperformance PSUs that are subject to both time- and performance-based vesting conditions. The number of Ordinary Shares earned could range from 0% to a maximum of 100% depending on the level of achievement of the Annualized TSR (CAGR) targets.

(2)
Awards represent Internalization RSUs that time-vest in three equal installments on each of May 28, 2025, May 28, 2026, and May 28, 2027, subject to the executive’s continued employment through each vesting date and, for Mr. Adams only, his continuing to hold the Post-Start Date Shares.

(3)
The amounts shown reflect the grant date fair value of our long-term incentive awards made during 2024 as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of each of these awards, see Note 11 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 3, 2025. The amounts shown with respect to the Outperformance PSUs assume performance at maximum (i.e., 100%).

Outstanding Equity Awards as of December 31, 2024
The table below sets forth the outstanding equity-based awards held by our named executive officers as of December 31, 2024.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Exercisable Options (#)	Number of Securities Underlying Not-Yet Exercisable Options (#)(1)	Option Exercise Price ($)	Option Expiration Date(2)	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Joseph P. Adams, Jr.	—	12,448	$25.44	3/15/2033
					58,498	$8,426,052
							39,000	$5,617,560
Eun (Angela) Nam					6,224	$896,505
							6,000	$864,240

(1)
Upon the grant of options to the former manager, such options were fully vested and become exercisable over a 30-month period (the “Total Exercisability Period”) in monthly installments beginning on the first of each month following the month in which the options were granted. When Tandem Options are granted, the former manager options become exercisable in monthly installments over a portion of the Total Exercisability Period equal to 30 months, minus the product of (i) the ratio of former manager options subject to corresponding Tandem Options to the total number of former manager options (including former manager options subject to corresponding Tandem Options) multiplied by (ii) 30 (such period, the “Former Manager Exercisability Period”). Following the Former Manager Exercisability Period, the Tandem Options vest in generally monthly installments over the remainder of the Total Exercisability Period and become exercisable only at the end of the Total Exercisability Period.

(2)
Represents the expiration date of the option held by the former manager that is the basis for the Tandem Options held by the officer. In general, the expiration date of the Tandem Options occurs prior to the expiration date of the underlying former manager options.

(3)
Represent Internalization RSUs that time-vest in three equal installments on each of May 28, 2025, May 28, 2026, and May 28, 2027, subject to the executive’s continued employment through each vesting date and, for Mr. Adams only, his continuing to hold the Post-Start Date Shares.

(4)	Market value shown is based on $144.04, which was the closing price per Ordinary Share on December 31, 2024.
(5)
Represent Outperformance PSUs that are subject to both time- and performance-based vesting conditions. The number of Ordinary Shares earned could range from 0% to a maximum of 100% depending on the level of achievement of the Annualized TSR (CAGR) targets. The number of Ordinary Shares eligible to be earned with respect to the Outperformance PSUs will be determined during the three-year performance period between November 5, 2024 and November 5, 2027. Once the number of Ordinary Shares eligible to be earned is determined at the end of the performance period, the number of earned Outperformance PSUs will time-vest in three equal installments on each of November 5, 2027, November 5, 2028, and November 5, 2029, subject to the executive’s continued employment through each vesting date. The amounts shown with respect to the Outperformance PSUs assume performance threshold (i.e., 10%) which is the next highest performance level that exceeds actual performance for 2024.

Option Exercises and Stock Vested in 2024
The following table provides information about any option awards that were exercised and any share-based awards that vested during 2024.

Name	Option Awards		Stock Awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Joseph P. Adams, Jr.	132,309	$13,727,228	—	—
Eun (Angela) Nam	—	—	—	—

(1)	Computed based on the difference between the market price of the Ordinary Shares at exercise ($103.75) and the exercise price of the Tandem Options.
Nonqualified Deferred Compensation
The following table provides information regarding certain deferred compensation paid to Ms. Nam in 2024. There were no contributions or earning in 2024 with respect to the amount shown in table.

Name	Aggregate Withdrawals/Distributions ($)(1)	Aggregate Balance at Last FYE ($)
Eun (Angela) Nam	$125,000	—

(1)
The amount shown, representing a portion of Ms. Nam’s discretionary bonus earned for 2023 performance, was included in the amount reported for Ms. Nam for 2023 in the “Bonus” column of our Summary Compensation Table. This deferred amount was paid out pursuant to her offer letter following the Internalization.

Potential Payments Upon Change-in-Control or Termination
As described above in the sections of this Proxy Statement titled “Elements of our Executive Compensation Program for 2024 – Long-Term Incentive Awards” and “Offer Letters with our Named Executive Officers,” our named executive officers are eligible to receive certain payments and benefits in connection with the termination of their employment by us without cause, their resignation for good reason, or their termination as a result of death or disability (each as defined in the applicable offer letter) outside of a Change in Control Period, as well during a Change in Control Period. The following table summarizes the potential payments and benefits to which our named executive officers would be entitled upon the various termination scenarios set forth below assuming the termination occurred on December 31, 2024.

	Retirement ($)	Termination Other Than for Cause, for Good Reason or Due to Death/Disability Not in Connection with Change in Control ($)(1)	Termination Due to Death/Disability Not in Connection with Change in Control ($)(2)	Termination Other Than for Cause, for Good Reason or Due to Death/Disability in Connection with Change in Control ($)(3)	Termination Due to Death/Disability in Connection with Change in Control ($)(2)
Joseph P. Adams, Jr.
Cash Severance	—	$4,000,000	—	$6,000,000	—
Pro-Rated Bonus	—	$1,950,000	$1,950,000	$1,950,000	$1,950,000
Accelerated Vesting of RSUs	—	$8,426,052	$8,426,052	$8,426,052	$8,426,052
Accelerated Vesting of PSUs	—	$1,872,333	$5,617,560	$5,617,560	$5,617,560
Health Benefits	—	$79,303	—	$118,954	—

	Retirement ($)	Termination Other Than for Cause, for Good Reason or Due to Death/Disability Not in Connection with Change in Control ($)(1)	Termination Due to Death/Disability Not in Connection with Change in Control ($)(2)	Termination Other Than for Cause, for Good Reason or Due to Death/Disability in Connection with Change in Control ($)(3)	Termination Due to Death/Disability in Connection with Change in Control ($)(2)
Eun (Angela) Nam
Cash Severance	—	$1,325,000	—	$2,650,000	—
Pro-Rated Bonus	—	$1,000,000	—	$1,000,000	$1,000,000
Accelerated Vesting of RSUs	—	$896,505	$896,505	$896,505	$896,505
Accelerated Vesting of PSUs	—	$288,051	$864,240	$864,240	$864,240
Health Benefits	—	$85,465	—	$113,953	—

(1)
If the executive’s employment is terminated by us without cause or by the executive for good reason on or before the end of the performance period, then the Outperformance PSUs will remain outstanding and one-third of any earned Outperformance PSUs will immediately vest on November 5, 2027. The amounts shown with respect to the Outperformance PSUs assume performance at threshold (i.e., 10%).

(2)
If the executive’s employment is terminated as a result of death or disability that occurs on or before the end of the performance period, then the Outperformance PSUs will remain outstanding and the full amount of any earned Outperformance PSUs will immediately vest on November 5, 2027. The amounts shown with respect to the Outperformance PSUs assume performance at threshold (i.e., 10%).

(3)
If a change in control occurs on or before the end of the performance period, the performance period will end as of the date of the change in control and the number of Ordinary Shares eligible to be earned during the shortened performance period will be determined based on the Annualized TSR (CAGR) achieved by the Company during the shortened performance period, with the number of Outperformance PSUs earned vesting in three equal installments on each of the change in control date and on the first two anniversaries of the change in control date, subject to the executive’s continued employment through each vesting date. If the surviving or successor entity of the Company after the change in control assumes, converts, substitutes or replaces the earned Outperformance PSUs but terminates the employment of the executive without cause or the executive resigns for good reason within twelve months of the change in control date, then all of the earned Ordinary Shares will fully vest as of the date of the executive’s termination of employment. The amounts shown with respect to the Outperformance PSUs assume performance during the shortened performance period at threshold (i.e., 10%).

FTAI Aviation Ltd. 2025 Omnibus Incentive Plan
The proposal included under “Proposal No. 4” herein asks our shareholders to vote on the approval of the FTAI Aviation Ltd. 2025 Omnibus Incentive Award Plan to replace the FTAI Aviation Ltd. Nonqualified Stock Option and Incentive Award Plan, which expires on May 14, 2025. Please see the section captioned “PROPOSAL NO. 4 APPROVAL OF THE FTAI AVIATION LTD. 2025 OMNIBUS INCENTIVE AWARD PLAN” for a description of the proposed plan.
CEO Pay Ratio
Pursuant to Item 402(u) of Regulation S-K, presented below is the total compensation of our median employee, the annual total compensation of our CEO for the portion of 2024 following the Internalization Date, and the ratio of those two values:
•	The 2024 annual total compensation of our median employee (other than our CEO), calculated in accordance with Item 402(c) of Regulation S-K, was $72,245;
•
The 2024 annual total compensation of our CEO, Mr. Adams, calculated in accordance with Item 402(c) of Regulation S-K and as reported in the Summary Compensation Table for 2024 in this Proxy Statement, was $26,655,142; and

•	For 2024, the ratio of the annual total compensation of Mr. Adams to the annual total compensation of our median employee was 369 to 1.
This reflects analysis of our global workforce of 580 employees as of December 31, 2024, including part-time employees. We did not include independent contractors in our determination. In order to identify our median employee, we reviewed fiscal year 2024 gross wages (which includes annualized base wages, time-related bonuses (such as overtime pay and shift premiums), vacation and holiday pay, and other allowances) and year-end bonuses for all of our employees, which measure was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying our median employee for 2024.
Once we identified our median employee for 2024 using the methodology described above, we determined the median employee’s annual total compensation for 2024 in accordance with the requirements of Item 402(c) of Regulation S-K consistent with the calculation of the 2024 annual total compensation of our CEO as reported in the Summary Compensation Table for 2024 in this Proxy Statement.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. The information disclosed in this section was developed and is provided solely to comply with specific, legal requirements. We do not use this information in managing our Company.

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for 2024. As described above, our CEO did not receive any compensation from us prior to the Internalization Date and was compensated solely by our former manager, with all related compensation decisions made by our former manager, until the Internalization; accordingly, we do not include disclosure for 2023 and 2022 in this section.
Pay Versus Performance Table

					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)	Average Compensation Actually Paid to Non-PEOs Named Executive Officers(2)	Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income	Adjusted EBITDA(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$26,655,142	$33,385,837	$4,949,976	$5,818,953	$315	$116	($32,079,000)	$862,050,000

(1)	Our PEO for 2024 was Mr. Adams and our only non-PEO NEO for 2024 was Ms. Nam.
(2)
The amounts in the following table represent each of the amounts deducted and added to the equity award values for our named executive officers for 2024 for purposes of computing the “compensation actually paid” amounts appearing in columns (c) and (e) of the Pay Versus Performance Table:

Name	Year	Summary Compensation Table Total for PEO	Minus Grant Date Fair Value of Equity Awards Granted During Applicable Year	Plus Year-End Fair Value of Equity Awards Granted During Applicable Year	Plus Any Dividends Paid Prior to the Vesting Date of the Underlying Award	Equals Compensation Actually Paid
Joseph P. Adams Jr.	2024	$26,655,142	($23,714,756)	$30,445,451	—	$33,385,837
Eun (Angela) Nam	2024	$4,949,976	($3,413,462)	$4,282,439	—	$5,818,953

(3)	The Dow Jones US Aerospace Index (as reported in the Company’s Form 10-K filing) was used to calculate the Company’s peer group total shareholder return.
(4)	Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures in Annex. B for a reconciliation to the most comparable GAAP measure.

Description of the Relationship Between Pay and Performance
The following chart sets forth the relationship between compensation actually paid to our CEO and CFO and Company Total Stockholder Return for 2024. It also shows the relationship between Company Total Stockholder Return and Total Stockholder Return for the Dow Jones US Aerospace Index, the Peer Group shown in the Pay versus Performance Table above.

CAP vs Indexed Total Shareholder Return
CEO CAP (J. Adams)
CFO CAP (A. Nam)
FTAI TSR
Dow Jones US Aerospace Index
Indexed Total Shareholder Return ($)
Compensation Actually Paid ($ millions)
$350
$300
$250
$200
$150
$100
$50
$0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$33.4
$315
$116
$100
$100
$5.8
FY2023
FY2024

The following chart sets forth the relationship between 2024 compensation actually paid to our CEO and CFO and 2024 Adjusted EBITDA, our Company Selected Measure.

The following chart sets forth the relationship between 2024 compensation actually paid to our CEO and CFO and 2024 Net Income.

CAP vs GAAP Net Income
CEO CAP (J. Adams)
CFO CAP (A. Nam)
GAAP Net Income
GAAP Net Income ($ millions)
$250.0
$0.0
($250.0)
Compensation Actually Paid ($ millions)
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$33.4
($32.1)
$5.8
FY2024

Tabular List of Most Important Performance Measures
Adjusted EBITDA
Earnings per diluted Share
Total Shareholder Return

PROPOSAL NO. 2:
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and the related SEC rules, we are asking our shareholders to vote at the Annual General Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.
As discussed in detail under “Compensation Discussion & Analysis,” our objective is to provide a market-based executive compensation program tied to performance and aligned with the interests of our shareholders.
We are asking our shareholders to indicate their support for our named executive offices compensation as described in this proxy statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby approved.”
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this proxy statement. The vote is advisory and is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.
The Board of Directors recommends that you vote “FOR”
the approval of the compensation of our named executive officers.

PROPOSAL NO. 3:
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and the related SEC rules, we are seeking an advisory vote from our shareholders on how often we should hold an advisory vote to approve our named executive officer’s compensation, as described in Proposal No. 2. You may vote for every one, two, or three years, or you may abstain from voting.
After considering the benefits and consequences of each alternative, the Board of Directors recommends that the advisory vote on the compensation of our named executive officers be submitted every year. In formulating its recommendation, the Board of Directors considered that an annual advisory vote on executive compensation would allow our shareholders to provide us with their direct, timely input on our executive compensation program as disclosed in the proxy statement every year. An annual vote is therefore consistent with the Company’s efforts to engage our shareholders on executive compensation and corporate governance matters.
The proposal asks shareholders to indicate their preference, on an advisory basis, as to whether non-binding future shareholder advisory votes on the compensation of our named executive officers should be held every year, two years, or three years. The Board of Directors and the Compensation Committee value the opinions of our shareholders in this matter and will take into account the outcome of this vote when making future decisions regarding the frequency of holding future shareholder advisory votes on the compensation of our named executive officers. However, because this is an advisory vote and therefore not binding on the Board of Directors, the Compensation Committee or the Company, the Board of Directors may decide that it is in the best interests of our shareholders that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by our shareholders.
The Board of Directors recommends that you vote for “ONE YEAR”
as the frequency of future shareholder advisory votes on the compensation of our named executive officers.

PROPOSAL NO. 4
APPROVAL OF THE FTAI AVIATION LTD.
2025 OMNIBUS INCENTIVE AWARD PLAN
Introduction
We are asking our shareholders to approve the FTAI Aviation Ltd. 2025 Omnibus Incentive Award Plan (the “2025 Plan”), which was adopted by our Board of Directors on April 16, 2025 subject to approval by our shareholders at the Annual General Meeting. The 2025 Plan is intended to replace the FTAI Aviation Ltd. Nonqualified Stock Option and Incentive Award Plan (the “2015 Plan”), which will expire by its terms on May 14, 2025. The 2025 Plan will become effective as of the date of the Annual General Meeting (the “Effective Date”) if approved by our shareholders, and will not become effective if such approval is not received.
The 2025 Plan provides for the issuance of equity-based awards in various forms to eligible participants, as described in greater detail below under “Summary of 2025 Plan Terms,” and will expire on the tenth anniversary of the Effective Date. If our shareholders vote to approve the 2025 Plan, a number of Ordinary Shares equal to 5,750,000 will be available for grants of equity awards thereunder (subject to the share deduction and counting rules described in further detail below). As of April 1, 2025, the closing price of an Ordinary Share on Nasdaq was $113.59.
Rationale for Adoption of the 2025 Plan
The 2025 Plan is intended to facilitate our use of equity-based awards and incentives to provide competitive long-term compensation opportunities for the benefit of our officers, employees, non-employee directors, independent contractors and consultants to reinforce their long-term commitment to the Company’s success, facilitate their ownership of Ordinary Shares, thereby reinforcing the alignment of their interests with those of our shareholders, assist the Company in attracting and retaining individuals with experience and ability, and benefit our shareholders by encouraging high levels of performance by those individuals whose performance is a key element in achieving the Company’s continued success. To accomplish these purposes, the 2025 Plan will provide for the issuance of options, share appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), share bonuses, other share-based awards and cash awards.
The 2015 Plan will expire by its terms on May 14, 2025. We will not grant awards with respect to any Ordinary Shares under the 2015 Plan after April 1, 2025 and before the Annual General Meeting, and, as described above, the 2025 Plan will expire by its terms before the Annual General Meeting. If the adoption of the 2025 Plan is not approved by our shareholders at the Annual General Meeting, we will be unable to adequately incentivize our officers, employees, directors, non-employee directors, independent contractors and consultants by providing them with equity-based awards after expiration of the 2015 Plan.
We are therefore requesting that our shareholders vote to approve the adoption of the 2025 Plan. We expect that the Ordinary Shares being reserved under the 2025 Plan will allow us to continue to grant long-term incentives in the form of equity-based awards for at least five (5) years following the approval of the 2025 Plan by our shareholders.
Historical Annual Share Usage
While equity-based awards and incentives are an important part of our long-term incentive compensation program, we are mindful of our responsibility to our shareholders to exercise judgment in granting equity-based awards.
Overhang
In determining the number of Ordinary Shares to authorize for issuance under the 2025 Plan, the Compensation Committee considered the cumulative dilutive impact of our equity compensation plans in terms of “fully-diluted overhang,” which is calculated by dividing (A) the sum of (i) the number of Ordinary Shares subject to equity awards that are outstanding but not yet exercised or settled and (ii) the number of Ordinary Shares available for issuance under our equity compensation plans, by (B) the sum of  (x) the total number of Ordinary Shares outstanding as of April 1, 2025, (y) the number of Ordinary Shares subject to equity awards that are outstanding but not yet exercised or settled, and (z) the number of Ordinary Shares available for issuance under our equity compensation plans.

Our approximate “fully-diluted overhang” as of April 1, 2025 was 22.5%. As noted above, the 2015 Plan will expire by its terms before the Annual General Meeting. If the 2025 Plan is approved, our fully-diluted overhang will decrease to 6.7%, as outlined in the following table. Except as noted below, all of the data in the table is as of April 1, 2025:

	Prior to Expiration of 2015 Plan and Approval of 2025 Plan	After Expiration of 2015 Plan and Assuming 2025 Plan is Approved(1)
Number of outstanding full-value awards (i.e., restricted share units (RSUs) and performance-based restricted share units (PSUs))(2)	1,557,486	1,557,486
Number of outstanding options	112,343	112,343
Weighted average exercise price of outstanding options	$52.70	$52.70
Weighted average remaining term of outstanding options (in years)	7.69	7.69
Number of Ordinary Shares available for future issuance under the 2015 Plan(3)	28,178,022	0
Number of Ordinary Shares available for future issuance under the 2025 Plan	0	5,750,000
Ordinary Shares outstanding	102,555,975	102,555,975
Fully-Diluted Overhang	22.5%	6.7%

(1)	This column reflects April 1, 2025 data, assuming the 2025 Plan was in place as of that date.
(2)	Outstanding PSUs are counted assuming maximum potential payout.
(3)
Reflects Ordinary Shares remaining available for future issuance under the 2015 Plan. We will not grant any new awards under the 2015 Plan after April 1, 2025 and before the Annual General Meeting and, as described above, the 2025 Plan will expire by its terms before the Annual General Meeting.

Share Usage
The annual share usage under the 2015 Plan for the last three fiscal years was as follows:

	2024	2023	2022	Average
A – Options Granted During the Fiscal Year	60,000	248,947	0
B – Restricted Shares / RSUs Granted During the Fiscal Year	141,138	365,000	0
C – Performance Shares Earned During the Fiscal Year(1)	0	0	0
D – Basic Weighted Average Ordinary Share Outstanding	101,538,835	99,908,214	99,421,008
Burn Rate (A+B+C) / D	0.20%	0.61%	0%	0.27%

(1)	Performance-based awards in the form of PSUs were granted and earned under the 2015 Plan in each year for the past three years as follows:

PSUs	Number of Shares
Non-Vested at December 31, 2021	—
Granted	—
Vested	—
Forfeited	—
Non-Vested at December 31, 2022	—
Granted	—
Vested	—
Forfeited	—
Non-Vested at December 31, 2023	—
Granted (at maximum)	1,000,000
Vested	—
Forfeited	—
Non-Vested at December 31, 2024	1,000,000

In determining the number of Ordinary Shares to reserve for issuance under the 2025 Plan, we took into account a variety of factors, including the need to adequately and appropriately incentivize our officers, employees, non-employee directors, independent contractors and consultants and to ensure that the interests of those individuals continue to be closely aligned with the interests of our shareholders more generally.
While the Company intends to issue awards under the 2025 Plan in the future to eligible recipients as a recruiting and retention tool, specific parameters have not been established under the 2025 Plan regarding future grants to eligible recipients. Our Board of Directors or the Compensation Committee will determine the specific criteria surrounding awards under the 2025 Plan. See below under “Summary of 2025 Plan Terms” for a summary of the material features of the 2025 Plan.
Key Governance Features of the 2025 Plan
The 2025 Plan contains the following governance features that are protective of our shareholders, as described in greater detail below under “Summary of 2025 Plan Terms”:

•	No “Evergreen” Provision: the 2025 Plan does not provide for automatic annual increases in the share reserve	•	Clawback Policy: we adopted a clawback policy that applies to all awards granted under the 2025 Plan (both time- and performance-based awards)
•	No Repricings/Cash Buyouts: the 2025 Plan prohibits repricings or cash buyouts of options/SARs without shareholder approval	•	No Excise Tax Gross-Ups: the 2025 Plan does not provide for any tax gross-ups
•	No “Liberal Share Recycling” for Options/SARs: shares withheld to pay the exercise price or taxes for options/SARs are not added back to the share reserve under the 2025 Plan	•	No “Single Trigger” Vesting: the 2025 Plan does not provide for automatic vesting of equity awards solely upon a change in control where the award is assumed or substituted upon the change in control
•	Dividend Treatment: the 2025 Plan prohibits the payment of dividends or dividend equivalents prior to vesting of the underlying award	•	Annual Director Compensation Limit: the 2025 Plan provides a limit on annual compensation (cash and equity) paid to our non-employee directors for board service
•	Minimum Vesting Requirement: awards granted under the 2025 Plan will be subject to a one-year minimum vesting period

Summary of 2025 Plan Terms
Securities to be Offered. Subject to adjustment in the event of certain changes in capitalization in accordance with the 2025 Plan, a maximum of 5,750,000 Ordinary Shares, less one Ordinary Share for every one Ordinary Share subject to an award granted under the 2015 Plan after April 1, 2025 and prior to the Annual General Meeting, will be available for issuance under the 2025 Plan for the duration of the term of the 2025 Plan. However, as described above, we will not grant any new awards under the 2015 Plan after April 1, 2025.
Ordinary Shares subject to an award under the 2025 Plan that remain unissued upon the forfeiture, cancellation, exchange, surrender, termination or expiration of the award will again become available for grant under the 2025 Plan. Ordinary Shares that are tendered by a participant or withheld by the Company as full or partial payment in connection with the exercise of any option or SAR under the 2025 Plan, as well as any Ordinary Shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to the exercise of any option or SAR under the 2025 Plan, will not become available again for issuance under the 2025 Plan, provided that any Ordinary Shares tendered by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award other than an option or SAR under the 2015 Plan will become available again for issuance under the 2025 Plan. Any Ordinary Shares repurchased by the Company on the open market with the proceeds of the exercise price of an option, and the gross number of Ordinary Shares subject to a SAR that is settled in Ordinary Shares, will not be available again for subsequent awards under the 2025 Plan.
In addition, Ordinary Shares subject to an outstanding award under the 2015 Plan that remain unissued upon the forfeiture, cancellation, exchange, cash settlement, surrender, termination or expiration of the award after

April 1, 2025, will become available for issuance under the 2025 Plan. Ordinary Shares subject to an outstanding award under the 2015 Plan that are tendered by a participant or withheld by the Company as full or partial payment in connection with the exercise of any option or SAR after April 1, 2025, as well as any Ordinary Shares tendered by a participant or withheld by the Company to satisfy the tax withholding obligations related to the exercise of any option or SAR under the 2015 Plan after April 1, 2025, will not become available for issuance under the 2025 Plan, provided that any Ordinary Shares tendered by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award other than an option or SAR under the 2015 Plan after April 1, 2025, will become available for issuance under the 2025 Plan. Any Ordinary Shares repurchased by the Company on the open market with the proceeds of the exercise price of an option previously granted under the 2015 Plan, and the gross number of Ordinary Shares subject to a SAR previously granted under the 2015 Plan that is settled in Ordinary Shares, will not become available for grants under the 2025 Plan.
Plan Administration. The 2025 Plan will be administered by our Board of Directors, although it may be administered by either our Board of Directors or any committee of the Board of Directors, including a committee that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (the “plan administrator”).
The plan administrator has broad discretion to administer the 2025 Plan, including the power to select the officers, employees, non-employee directors, independent contractors and consultants who will receive awards, determine the type of award to be granted, the terms and conditions of those awards, including, but not limited to, the exercise price or other purchase price of an award, the number of Ordinary Shares or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, including, but not limited to, extending the exercise period or the vesting schedule of the awards, and to amend the terms and conditions of outstanding awards. The plan administrator may prescribe, amend and rescind rules and regulations relating to sub-plans or addendums established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws. The 2025 Plan expressly prohibits the repricing or cash buyout of underwater options or SARs without shareholder approval. No award granted under the 2025 Plan may be transferred to any third-party financial institution without shareholder approval.
Any equity-based awards granted under the 2025 Plan may vest no earlier than the first anniversary of the date the award is granted (excluding for this purpose any substitute awards, Ordinary Shares delivered in lieu of fully vested cash awards, and awards to non-employee directors that vest on the earlier of the one year anniversary of the grant date or the next annual meeting of shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting). The foregoing minimum vesting restriction does not apply to the plan administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death or disability or in connection with a change in control. In addition, the plan administrator may grant equity-based awards under the 2025 without regard to the foregoing minimum vesting restriction with respect to a maximum of five percent (5%) of the Ordinary Shares available for issuance under the 2025 Plan.
Eligibility. As of April 1, 2025 (the record date for the Annual General Meeting), (i) approximately 600 officers and employees will be eligible to receive awards under the 2025 Plan; (ii) five non-employee directors will be eligible to receive awards under the 2025 Plan; and (iii) approximately 30 independent contractors and consultants will be eligible to receive awards under the 2025 Plan.
Annual Compensation Limit for Non-Employee Directors. The 2025 Plan provides that non-employee directors will not be granted awards during any calendar year in respect of their service as directors that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $750,000 in total value, provided that the plan administrator may make exceptions to increase such limit to $1,000,000 for an individual non-employee director in extraordinary circumstances, such as where a non-employee director serves as the non-executive chairman of our Board of Directors or lead independent director, or as a member of a special litigation or transactions committee of our Board of Directors.
RSUs; Restricted Shares. RSUs and restricted shares may be granted under the 2025 Plan. The plan administrator will determine the purchase price, vesting schedule and performance objectives, if any, applicable to the grant of RSUs and restricted shares (RSUs that are subject to the achievement of performance objectives are sometimes referred to as PSUs). If the restrictions, performance objectives or other conditions determined by the plan administrator are not satisfied, the RSUs and restricted shares will be forfeited. Subject to the provisions of the 2025 Plan and the applicable individual award agreement, the plan administrator may provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances as set forth in the applicable individual award agreement, including the attainment of certain performance criteria, or a participant’s termination of employment or service or a participant’s death or disability. The rights of holders of RSUs and restricted shares upon a termination of employment or service will be set forth in individual award agreements.
Unless the applicable award agreement provides otherwise, participants with restricted shares will generally have all of the rights of a shareholder during the restricted period, including the right to vote and receive dividends declared with respect to such restricted shares. During the restricted period, participants with RSUs will generally not have any of the rights of a shareholder, but, if the applicable individual award agreement so provides, participants with RSUs may be credited with dividend equivalent rights. Any dividends or dividend equivalents awards with respect to RSUs or restricted shares will be subject to the same restrictions, conditions and risks of forfeiture as the underlying RSUs or restricted shares.
Options. the Company may issue options under the 2025 Plan. Options granted under the 2025 Plan may be in the form of non-qualified options or “incentive stock options” within the meaning of Section 422 of the United States Internal Revenue Code, as set forth in the applicable individual option award agreement. All of the Ordinary Shares reserved for issuance under the 2025 Plan may be granted as incentive stock options. The exercise price of all options granted under the 2025 Plan will be determined by the plan administrator, but, except as provided in the applicable award agreement or with respect to any substitute award, in no event may the exercise price be less than 100% of the fair market value of the related Ordinary Shares on the date of grant. In the case of an incentive stock option granted to an individual who owns shares representing more than 10% of the total combined voting power of all classes of our equity securities, the exercise price of the option must be at least 110% of the fair market value of an Ordinary Share on the date of grant and the option must not be exercisable more than five years from the date of grant. The maximum term of all options granted under the 2025 Plan will be determined by the plan administrator but may not exceed ten years. Each option will vest and become exercisable (including in the event of the optionee’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual option agreement. Participants with options will generally not have any rights of a shareholder until the participant has given written notice of the exercise of the options and has paid the exercise price for the Ordinary Shares underlying the options pursuant to the terms of the 2025 Plan.
SARs. SARs may be granted under the 2025 Plan either alone or in conjunction with all or part of any option granted under the 2025 Plan. A free-standing SAR granted under the 2025 Plan entitles its holder to receive, at the time of exercise, an amount per Ordinary Share equal to the excess of the fair market value (at the date of exercise) of an Ordinary Share over the base price of the free-standing SAR. An SAR granted in conjunction with all or part of an option under the 2025 Plan entitles its holder to receive, at the time of exercise of the SAR and surrender of the related option, an amount per Ordinary Share equal to the excess of the fair market value (at the date of exercise) of an Ordinary Share over the exercise price of the related option. The plan administrator may determine to settle the exercise of an SAR in cash (or in any combination of Ordinary Shares and cash).
Unless the applicable award agreement provides otherwise or with respect to any substitute awards, each SAR will be granted with a base price that is not less than 100% of the fair market value of the related Ordinary Shares on the date of grant. The maximum term of all SARs granted under the 2025 Plan will be determined by the plan administrator but may not exceed ten years. The plan administrator may determine to settle the exercise of an SAR in Ordinary Shares, cash, or any combination thereof. Participants with SARs will generally not have any rights of a shareholder until the participant has, as applicable, given written notice of the exercise of the SARs or the options to which they relate, has paid any applicable exercise price or applicable tax withholdings, in each case pursuant to the terms of the 2025 Plan.
Each free-standing SAR will vest and become exercisable (including in the event of the SAR holder’s termination of employment or service) at such time and subject to such terms and conditions as determined by the plan administrator in the applicable individual free-standing SAR agreement. SARs granted in conjunction with all or part of an option will be exercisable at such times and subject to all of the terms and conditions applicable to the related option.

Other Share-Based Awards. Other share-based awards may be granted under the 2025 Plan, valued in whole or in part by reference to, or otherwise based on, Ordinary Shares. The plan administrator will determine the terms and conditions of such other share-based awards, including the number of Ordinary Shares to be granted pursuant to such other share-based awards, the manner in which such other share-based awards will be settled (e.g., in Ordinary Shares, cash or other property), and the conditions to the vesting and payment of such other share-based awards (including the achievement of performance objectives). Any dividend or dividend equivalent rights awarded with respect to other share-based awards be subject to the same restrictions, conditions and risks of forfeiture as the underlying other share-based award.
Share Bonuses; Cash Awards. Bonuses payable in fully vested Ordinary Shares and awards that are payable solely in cash may also be granted under the 2025 Plan.
Substitute Awards. Substitute awards may be granted under the 2025 Plan, which includes Ordinary Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company or any subsidiary or affiliate thereof combines. Substitute awards will not be counted against the total number of Ordinary Shares available for grants under the 2025 Plan (subject to Nasdaq rules and applicable law).
Equitable Adjustment; Treatment upon Change in Control. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of Ordinary Shares, cash or other property), share split, reverse share split, subdivision or consolidation, combination, exchange of shares, or other change in corporate structure affecting the Ordinary Shares, an equitable substitution or proportionate adjustment will be made, in the manner determined by the plan administrator, in (i) the aggregate number of Ordinary Shares reserved for issuance under the 2025 Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the 2025 Plan, (iii) the kind, number and purchase price of Ordinary Shares, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs, share bonuses and other share-based awards granted under the 2025 Plan or (iv) the performance criteria and periods applicable to awards granted under the 2025 Plan. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the Ordinary Shares, cash or other property covered by such awards over the aggregate exercise price or base price, if any, of such awards, but if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the Ordinary Shares, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant.
Except as provided in the applicable Award Agreement, in the event that a “change in control” (as defined in the 2025 Plan and summarized below) occurs and an outstanding award is not assumed or substituted in connection with such change in control, then (a) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable and (b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award granted under the 2025 Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to such unvested awards shall be deemed to be achieved at actual performance levels as of the date of the change of control. In the event that a change of control occurs and an award is assumed or substituted in connection with such change in control, such award shall remain outstanding and shall continue to vest following such change of control in accordance with its terms, subject to adjustment as described above.
For purposes of the 2025 Plan, a “change in control” will mean, in summary, any of the following events: (i) a person or group of persons directly or indirectly becomes the beneficial owner of 30% or more of the combined voting power of the Company’s then outstanding securities; (ii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary with any other corporation or other entity, other than (1) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to the merger or consolidation continuing to represent 50% or more of the combined voting power of the Company or the applicable surviving entity or parent or (2) a merger of consolidation affected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the direct or indirect beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding securities; or (iii) shareholder approval of a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of its assets.
Clawback. All awards granted under the 2025 Plan will be subject to deduction and clawback as may be required under applicable law or any policy adopted by the Company pursuant to any such applicable law, including the FTAI Aviation Ltd. Clawback Policy.
The FTAI Aviation Ltd. Clawback Policy covers our executive officers and provides that in the event of a required accounting restatement, the Compensation Committee will seek reimbursement of the portion of any incentive-based compensation that would not have been paid had our financial statements been correctly stated. In addition to the recovery of incentive-based compensation mandated by the SEC, our clawback policy also provides the Compensation Committee with the discretion to recoup any time-based equity awards from any executive officer if the Compensation Committee determines that the required accounting restatement was at least in part the result of gross misconduct by such executive officer. As a result, all or most of the equity-based compensation for all of our named executive officers (including both time-based and performance-based equity awards) granted under the 2025 Plan will be subject to our clawback policy.
Tax Withholding. Each participant will be required to pay to the Company, or make arrangements satisfactory to the plan administrator regarding payment of, an amount in respect of taxes applicable to any award granted under the 2025 Plan, up to the maximum statutory rates in the participant’s applicable jurisdictions with respect to such award, as determined by the Company. The Company has the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have the Company withhold from such delivery Ordinary Shares, cash or other property, as applicable, or by delivering already owned unrestricted Ordinary Shares, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy the Company’s withholding obligation with respect to any award.
Plan Amendment and Termination. The 2025 Plan provides the plan administrator with authority to amend, alter or terminate the 2025 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may impair the rights of any participant without the participant’s consent; provided that the plan administrator may amend the terms of any such award to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the award to any appliable law, government regulation or stock exchange listing requirement relating to such award. Shareholder approval of any such action will be obtained if required to comply with applicable law.
Plan Term. The 2025 Plan will terminate on the tenth anniversary of the effective date of the 2025 Plan, although awards granted before that time will remain outstanding in accordance with their terms.
New Plan Benefits. Future grants under the 2025 Plan will be made at the discretion of, and subject to the consideration, review and approval of, the plan administrator and, accordingly, are not yet determinable. In addition, awards under the 2025 Plan will depend on a number of factors, including the fair market value of the Ordinary Shares on future dates. Consequently, it is not possible at this time to determine the benefits that might be received by participants under the 2025 Plan.
SEC Registration. The Company intends to file with the SEC a registration statement on Form S-8 covering some or all of the Ordinary Shares issuable under the 2025 Plan.
US Federal Income Tax Consequences
The following is a summary of certain United States federal income tax consequences of awards granted to individual service providers under the 2025 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
RSUs. In general, the grant of RSUs (including PSUs) will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in Ordinary Shares or cash, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Restricted Shares. A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the Ordinary Shares at the time the Ordinary Shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Internal Revenue Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the Ordinary Shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such restricted shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the Ordinary Shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Options. An optionee generally will not recognize taxable income upon the grant of a nonqualified option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the Ordinary Shares over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any Ordinary Shares received upon exercise of an option will be the fair market value of the Ordinary Shares on the date of exercise, and if the Ordinary Shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such Ordinary Shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the Ordinary Shares are a capital asset of the optionee) depending upon the length of time such Ordinary Shares were held by the optionee.
Incentive stock options are eligible for favorable federal income tax treatment if certain requirements are satisfied. An incentive stock option must have an option price that is not less than the fair market value of the Ordinary Shares at the time the option is granted and must be exercisable within ten years from the date of grant. An employee granted an incentive stock option generally does not realize compensation income for federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the Ordinary Shares acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the Ordinary Shares acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the excess of the fair market value of the Ordinary Shares on the date of exercise or the date of sale, whichever is less, over the exercise price, and any additional amount realized will be taxed as capital gain.
Share Appreciation Rights. A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any Ordinary Shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any Ordinary Shares received upon exercise of a SAR will be the fair market value of the Ordinary Shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such Ordinary Shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such Ordinary Shares were held by the participant.

Other Awards. With respect to other awards granted under the 2025 Plan, including share bonuses, other share-based awards and cash awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any Ordinary Shares or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Equity Compensation Plan Information
The following table summarizes the number of securities remaining for future issuance under the 2015 Plan, as well as the weighted average exercise price of all outstanding options granted thereunder, as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)(2) (c)
Equity compensation plans approved by security holders:	112,343	$52.70	28,178,022
Equity compensation plans not approved by security holders:	—	—	—
Total	112,343	$52.70	28,178,022

(1)	Excludes 15,000 options and 189,492 Ordinary Shares issued to non-employee directors as compensation.
(2)
No award shall be granted under the 2015 Plan on or after April 1, 2025 (but previously granted awards may extend beyond this date and will also survive the expiration of the 2015 Plan on May 14, 2025). The number of securities remaining available for future issuance under the 2015 Plan is increased on the date of any equity issuance by the Company during the term of the 2015 Plan by a number of Ordinary Shares equal to 10% of (i) the number of Ordinary Shares issued by the Company in such equity issuance or (ii) if such equity issuance relates to equity securities other than Ordinary Shares, a number of Ordinary Shares (rounded down to the nearest whole Ordinary Share) equal to (x) the gross capital raised in an equity issuance of equity securities other than Ordinary Shares during the term of the 2015 Plan, divided by (y) the fair market value of an Ordinary Share as of the date of such equity issuance.

The Board of Directors recommends that you vote FOR
the approval of the FTAI Aviation Ltd. 2025 Omnibus Incentive Award Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Listed in the following table is certain information with respect to the beneficial ownership of our Ordinary Shares as of April 1, 2025 by each person known by us to be the beneficial owner of more than five percent of our Ordinary Shares, and by each of our directors, director nominees and named executive officers, as well as our current directors and executive officers as a group.
For purposes of this Proxy Statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:
(i)	voting power, which includes the power to vote, or to direct the voting of, our Ordinary Shares; and/or
(ii)	investment power, which includes the power to dispose of, or to direct the disposition of, our Ordinary Shares.
A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Capital International Investors(3)	10,847,929	10.6%
The Vanguard Group(4)	10,363,209	10.1%
BlackRock, Inc.(5)	9,653,679	9.2%
FMR LLC(6)	6,866,786	6.7%
Paul R. Goodwin(7)	93,413	*
Judith A. Hannaway(7)	1,968	*
A. Andrew Levison(7)	14,571	*
Ray M. Robinson(7)	58,739	*
Martin Tuchman(7)	655,000	*
Joseph P. Adams, Jr.(7)	478,308	*
Eun (Angela) Nam(7)	4,575	*
All directors, nominees and executive officers as a group (10 persons)(8)		1.3%

*	Denotes less than 1%.
(1)	The address of all officers and directors listed above is in the care of FTAI Aviation Ltd., 415 W 13th St, 7th Floor, New York, NY 10014.
(2)	Percentages shown assume the exercise by such persons of all options to acquire Ordinary Shares that are exercisable within 60 days of April 1, 2025, and no exercise by any other person.
(3)
Sole voting power in respect of 10,847,929 shares; sole dispositive power in respect of 10,847,929 shares, as stated in Schedule 13G/A filed with the SEC on January 3, 2025. Capital International Investors’ address is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(4)
Shared voting power in respect of 188,779 shares; sole dispositive power in respect of 10,059,338 shares; shared dispositive power in respect of 303,871 shares, as stated in a Schedule 13G/A filed with the SEC on October 4, 2024. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Sole voting power in respect of 9,436,193 shares; sole dispositive power in respect of 9,653,679 shares, as stated in a Schedule 13G/A filed with the SEC on February 5, 2025. BlackRock, Inc.’s address is 50 Hudson Yards, New York, NY 10001.

(6)
Sole voting power in respect of 6,833,633 shares; sole dispositive power in respect of 6,866,786 shares, as stated in a Schedule 13G filed with the SEC on February 8, 2024. FMR LLC’s address is 245 Summer Street, Boston, MA 02210.

(7)
Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 1, 2025: Levison - 5,000; and Robinson - 5,000.

(8)	Includes beneficial ownership of Ordinary Shares by each of David Moreno, Stacy Kuperus, and BoHee Yoon.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
SEC rules define “transactions with related persons” to include any transaction in which the Company is a participant, the amount involved exceeds $120,000, and in which any “related person,” including any officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing, has a direct or indirect material interest. The Company adopted a written policy that outlines procedures for approving transactions with related persons, and the independent directors review and approve or ratify such transactions pursuant to the procedures outlined in this policy. In determining whether to approve or ratify a transaction with a related person, the independent directors will consider a variety of factors they deem relevant, such as: the terms of the transaction; the terms available to unrelated third parties; the benefits to the Company; and the availability of other sources for comparable assets, products or services. The policy includes standing pre-approvals for specified categories of transactions, including investments in securities offerings and participation in other investment opportunities generally made available to employees.
Other
An adult sibling of Ms. Kuperus, the Company’s Chief Portfolio Officer, was employed by the Company on a full-time basis during the year ended December 31, 2024 in a non-executive officer capacity as a vice president, with total annual compensation of $300,188. The compensation of such adult sibling is comparable to other Company employees at a similar level and was determined in accordance with our standard compensation practices.

PROPOSAL NO. 5
APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Proposed Independent Registered Public Accounting Firm
Ernst & Young LLP, independent registered public accountants, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal years ended December 31, 2024 and 2023. The Audit Committee has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2025, and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the shareholders at the Annual General Meeting.
Representatives of Ernst & Young LLP will be present in person at the Annual General Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.
The Board of Directors recommends that you vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2025.
Principal Accountant Fees and Services
The following table presents fees for professional audit services and other services rendered to our Company by Ernst & Young LLP for the fiscal years ended December 31, 2024 and 2023 (in thousands):

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2024	$4,872	$ —	$432	$31
2023	$3,100	$—	$312	$33

Audit Fees. Includes fees for the audits of the consolidated financial statements of the Company including the audit of internal control over financial reporting, statutory audits required, comfort letters, consents, assistance with and review of documents filed with the SEC, and other attest services.
Audit-Related Fees. Includes fees for services related to potential transactions.
Tax Fees. Includes fees for tax compliance, including the preparation, review and filing of tax returns, as well as tax advice related to contemplated transactions.
All Other Fees. Includes fees for access to accounting and tax database.
The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.
The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm.

ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS AND PROPOSALS
FOR 2026 ANNUAL GENERAL MEETING
Proposals received from shareholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Shareholder proposals are eligible for consideration for inclusion in the proxy statement for the 2026 annual general meeting if they are received by the Company on or before December 17, 2025. All proposals will need to comply with Rule 14a-8, which lists the requirements for inclusion of shareholder proposals in company-sponsored proxy materials. Any proposal should be directed to the attention of the Company’s Secretary at 415 W 13th St, 7th Floor, New York, New York 10014.
In order for a shareholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered at any annual general meeting of shareholders, our Articles require that such proposal be made by an eligible shareholder who has delivered a timely notice to the Secretary of the Company at our principal executive offices and otherwise meets the information and procedural requirements prescribed by our Articles. Subject to certain exceptions, in order for a proposal relating to business to be conducted at our 2026 annual general meeting of shareholders to be “timely” under the Company’s Articles, it must be received by the Secretary of the Company at our principal executive office no earlier than January 29, 2026 and no later than February 28, 2026. All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8, must comply with the requirements of our Articles, or they may be excluded from consideration at the meeting.
In addition to satisfying the foregoing requirements, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by March 30, 2026.
OTHER MATTERS
The Board of Directors knows of no other business to be brought before the Annual General Meeting. If any other matters properly come before the Annual General Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.
ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.ftaiaviation.com. Such information will also be furnished upon written request to FTAI Aviation Ltd., 415 W 13th St, 7th Floor, New York, New York 10014, Attention: Investor Relations.
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy materials, including the annual report, proxy statement and Notice of Internet Availability, if applicable, with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to FTAI Aviation Ltd., 415 W 13th St, 7th Floor, New York, New York 10014, Attention: Investor Relations or by contacting Investor Relations at (332) 239-7600, and we will deliver promptly a separate set of proxy materials.

Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and also will also help preserve environmental resources.
Shareholders of Record. If you vote on the Internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.
Street Name Holders. If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.
Your election to receive proxy materials by email will remain in effect until you terminate it.

By Order of the Board of Directors,

/s/ BoHee Yoon
BoHee Yoon
Secretary

New York, New York
April 16, 2025

ANNEX A
THE FTAI AVIATION LTD.
2025 OMNIBUS INCENTIVE AWARD PLAN
Section 1.	Purpose of Plan.
The name of the Plan is the FTAI Aviation Ltd. 2025 Omnibus Incentive Award Plan. The purposes of the Plan are to reinforce the long-term commitment to the Company’s success of those selected officers, employees, non-employee directors, independent contractors and consultants of the Company or its Affiliates whose contributions are essential to the growth and success of the business of the Company and its Affiliates; to facilitate the ownership of the Company’s Shares by such individuals, thereby reinforcing the alignment of their interests with those of the Company’s shareholders; to assist the Company in attracting and retaining individuals with experience and ability; and to benefit the Company’s shareholders by encouraging high levels of performance by individuals whose performance is a key element in achieving the Company’s continued success. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or any combination of the foregoing.
Section 2.	Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee, which shall administer the Plan in accordance with Section 3 hereof.
(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
(c) “Award” means any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Share Bonus, Other Share-Based Award or Cash Award granted under the Plan.
(d) “Award Agreement” means any written or electronic agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms, conditions and any limitations with respect to an Award as the Administrator shall determine, consistent with the Plan. Each Participant who is granted an Award shall enter into an Award Agreement with the Company containing such terms and conditions as the Administrator shall determine in its sole discretion.
(e) “Base Price” has the meaning set forth in Section 8(b) hereof.
(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(g) “Board” means the Board of Directors of the Company.
(h) “Cash Award” means an Award granted pursuant to Section 12 hereof.
(i) “Cause” means (a) if the Participant is a party to an employment agreement or offer letter with the Company or one of its Subsidiaries in which “Cause” is defined, the occurrence of any circumstances defined as “Cause” in such employment agreement or offer letter, or (b) if the Participant is not a party to an employment agreement or offer letter with any member of the Group in which “Cause” is defined, “Cause” means, the Participant’s (i) commission of an act of fraud or dishonesty in the course of the Participant’s service to the Company or any of its Affiliates; (ii) indictment, conviction or entering of a plea of nolo contendere for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) commission of an act which would make the Participant or the Company (or any of its Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of any securities laws (whether federal or state or foreign), rules or regulations, including a statutory disqualification; (iv) gross negligence or willful misconduct in connection with the Participant’s employment by the Company or any of its Affiliates; (v) breach of any non-disclosure, non-solicitation or non-competition covenant in any agreement to which the Participant is subject; (vi) willful failure to comply with any material policies or procedures of the Company or any of its Affiliates as in effect from time to time, provided that the Participant shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure; or (vii) failure to perform the material duties in connection with the Participant’s position, unless, in the case of each of clauses (vi) or (vii), the Participant is capable of remedying, and remedies, the failure referenced in the applicable clause no later than ten (10) days following delivery to the Participant of a written notice from the Company (including any of its Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in the applicable clause).
(j) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event; (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, or other property), share split, reverse share split, subdivision or consolidation; (iii) combination or exchange of shares; or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.
(k) “Change in Control” means an event set forth in any one of the following paragraphs (1)-(3) shall have occurred unless prior to the occurrence of such event, the Administrator determines that such event shall not constitute a Change in Control:
(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company, excluding (A) any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (2) below, and (B) any Person who becomes such a Beneficial Owner through the issuance of such securities with respect to purchases made directly from the Company; or
(2) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company; or
(3) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company.
Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.
(l) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(m) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee.
(n) “Company” means FTAI Aviation Ltd., a Cayman Islands exempted company (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(o) “Disability” mean (a) if the Participant is a party to an employment agreement or offer letter with the Company or one of its Subsidiaries in which “Disability” is defined, the occurrence of any circumstances defined as “Disability” in such employment agreement or offer letter, or (b) if the Participant is not a party to an employment agreement or offer letter with any member of the Group in which “Disability” is defined, “Disability” means that the Participant, as determined by the Administrator in its sole discretion, is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering such Participant.
(p) “Effective Date” has the meaning set forth in Section 20 hereof.
(q) “Eligible Recipient” means an officer, employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Sections 409A and 457A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Sections 409A and 457A of the Code.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(s) “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase the Shares issuable upon the exercise of such Option.
(t) “Fair Market Value” of Shares or another securities as of a particular date shall mean the fair market value as determined by the Administrator using any reasonable method and acting in good faith; provided, however, that except as otherwise determined by the Administrator, (i) if the Shares or other securities are admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no Shares or other securities, as applicable, were traded on such date, on the last preceding date for which there was a sale of such Shares or other securities on such exchange, or (ii) if the Shares or other securities are then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such Shares or other securities in such over-the-counter market for the last preceding date on which there was a sale of such Shares or other securities in such market.
(u) “Free Standing Right” has the meaning set forth in Section 8(a) hereof.
(v) “Group” means the Company and the Company’s direct and indirect wholly-owned subsidiaries.
(w) “Group Company” shall mean any member of the Group.
(x) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(y) “Nonqualified Option” means an Option that is not designated as an ISO.
(z) “Option” means an option to purchase Shares granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Option” and “ISO.”
(aa) “Other Share-Based Award” means an Award granted pursuant to Section 10 hereof.
(bb) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 hereof, to receive grants of Awards, and, upon such Eligible Recipient’s death, such Eligible Recipient’s successors, heirs, executors and administrators, as the case may be.
(cc) “Performance Goals” means performance goals based on criteria selected by the Administrator in its sole discretion The Administrator shall have the authority to make equitable adjustments to the Performance Goals as may be determined by the Administrator, in its sole discretion.
(dd) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(ee) “Plan” means this FTAI Aviation Ltd. 2025 Omnibus Incentive Award Plan, as may be amended and/or restated from time to time.
(ff) “Prior Plan” means the FTAI Aviation Ltd. Nonqualified Stock Option and Incentive Award Plan, as amended and/or restated from time to time.
(gg) “Related Right” has the meaning set forth in Section 8(a) hereof.
(hh) “Restricted Share” means a Share granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.
(ii) “Restricted Share Unit” means the right, granted pursuant to Section 9 hereof, to receive an amount in cash or Shares (or any combination thereof) equal to the Fair Market Value of a Share subject to certain restrictions that lapse at the end of a specified period or periods.
(jj) “Rule 16b-3” has the meaning set forth in Section 3(a) hereof.
(kk) “Share Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.
(ll) “Share Bonus” means a bonus payable in fully vested Shares granted pursuant to Section 11 hereof.
(mm) “Share” means an ordinary share, par value $0.01 per share, of the Company.
(nn) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.
(oo) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company or any Subsidiary or Affiliate thereof combines.
(pp) “Transfer” has the meaning set forth in Section 18 hereof.
Section 3.	Administration.
(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.
(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of the Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1) to select those Eligible Recipients who shall be Participants;
(2) to determine whether and to what extent Awards are to be granted hereunder to Participants;
(3) to determine the number of Shares to be covered by each Award granted hereunder;
(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (ii) the Performance Goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Share Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Sections 409A and 457A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating or waiving the vesting schedule or other conditions of such Awards);
(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;
(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment or service for purposes of Awards granted under the Plan;
(8) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(9) to prescribe, amend and rescind rules and regulations relating to sub-plans or addendums established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan or the applicable Award Agreement; and
(10) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c) Notwithstanding the foregoing, but subject to Section 5 hereof, the Company may not, without first obtaining the approval of the Company’s shareholders, (i) amend the terms of outstanding Options or Share Appreciation Rights to reduce the Exercise Price or Base Price, as applicable, of such Options or Share Appreciation Rights, (ii) cancel outstanding Options or Share Appreciation Rights in exchange for Options or Share Appreciation Rights with an Exercise Price or Base Price, as applicable, that is less than the Exercise Price or Base Price of the original Options or Share Appreciation Rights or (iii) cancel outstanding Options or Share Appreciation Rights with an Exercise Price or Base Price, as applicable, that is above the current per share price, in exchange for cash, property or other securities.
(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. The Administrator’s determinations under the Plan (including without limitation, the selection of Participants, the form, amount and timing of Awards, the terms and provisions of Awards and the applicable Award Agreements, the modification or amendment of any award and the applicable Award Agreement, and the construction and interpretation of the terms and provisions of the Plan and any Award) need not be uniform and may be made by the Administrator selectively among Eligible Recipients or Participants whether or not such persons are similarly situated.
(e) The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 3 (including, but not limited to, its authority to grant Awards under the Plan, other than its authority to grant Awards under the Plan to any Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Shares are traded, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee.
Section 4.	Shares Reserved for Issuance; Certain Limitations; Minimum Vesting Conditions; Director Compensation Limitation.
(a) Subject to adjustment as provided in Section 5 hereof and the share counting provisions below, as of the Effective Date, the maximum number of Shares that may be issued pursuant to Awards granted under the Plan shall be 5,750,000, less one Share for every one Share subject to an Award granted under the Prior Plan after April 1, 2025 and prior to the Effective Date. Shares issued under the Plan may, in whole or in part, be treasury Shares, authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. As of the Effective Date no additional awards may be granted under the Prior Plan.
(b) If any Shares subject to an Award (or, after April 1, 2025, Shares subject to an award previously granted under the Prior Plan) are forfeited, cancelled, exchanged, settled in cash, or surrendered or if an Award (or, after April 1, 2025, an award previously granted under the Prior Plan) otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award (or, after April 1, 2025, an award previously granted under the Prior Plan) shall, to the extent of any such forfeiture, cancellation, exchange, cash settlement, surrender, termination or expiration, again be (or newly be, with respect to Prior Plan awards) available for Awards under the Plan.. Shares that are tendered or withheld to satisfy federal, state, or local tax withholding obligations with respect to an Award other than an Option or Share Appreciation Right (or, after April 1, 2025, an award other than an option or share appreciation right previously granted under the Prior Plan), shall again be (or newly be, with respect to Prior Plan awards) available for Awards under the Plan. Notwithstanding anything in the Plan to the contrary, the following Shares previously subject to an Award (or, after April 1, 2025, an award previously granted under the Prior Plan) will not become available again (or newly be available, with respect to Prior Plan awards) for issuance under the Plan: (i) any Shares that are tendered or withheld to satisfy the Exercise Price or Base Price of an Option or Share Appreciation Right (or, after April 1, 2025, an option or share appreciation right previously granted under the Prior Plan); (ii) any Shares that are tendered or withheld to satisfy federal, state, or local tax withholding obligations with respect to an Option or Share Appreciation Right (or, after April 1, 2025, an option or share appreciation right previously granted under the Prior Plan); (iii) any Shares repurchased by the Company on the open market with the proceeds of the exercise price of an Option (or, after April 1, 2025, an option previously granted under the Prior Plan); and (iv) in the event that a Share Appreciation Right (or, after April 1, 2025, a share appreciation right previously granted under the Prior Plan) is settled in Shares, the gross number of Shares subject to such Award (or, after April 1, 2025, such award previously granted under the Prior Plan). Substitute Awards (subject to the rules of the stock exchange on which the Shares are traded and applicable law), shall not be counted against the aggregate number of Shares available for Awards under the Plan.
(c) Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested Cash Awards, and (iii) Awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting); provided that the Administrator may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4(a) (subject to adjustment under Section 5); provided further that, for the avoidance of doubt, the foregoing restriction shall not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change of Control, in the terms of the Award or otherwise.
(d) No Participant who is a non-employee director of the Company shall, in respect of service as a non-employee director, be granted Awards during any calendar year that, when aggregated with such non-employee director's cash fees with respect to such calendar year, exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company's financial reporting purposes). The Administrator may make exceptions to increase such limit to $1,000,000 for an individual non-employee director in extraordinary circumstances, such as where a non-employee director serves as the non-executive chairman of the Board or lead independent director, or as a member of a special litigation or transactions committee of the Board, as the Administrator may determine in its sole discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation involving such non-employee director.
Section 5.	Equitable Adjustments.
(a) In the event of any Change in Capitalization (including a Change in Control), an equitable substitution or proportionate adjustment shall be made, in each case, in the manner determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan pursuant to Section 4(a) hereof, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Share Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Shares, Restricted Share Units, Share Bonuses and Other Share-Based Awards granted under the Plan or (iv) the Performance Goals and performance periods applicable to any Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made in the manner determined by the Administrator, in its sole discretion.
(b) Without limiting the generality of the foregoing, in connection with a Change in Capitalization (including a Change in Control), the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Sections 409A and 457A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the Shares, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant.
(c) The determinations made by the Administrator pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.	Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.
Section 7.	Options.
(a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Option (and in the event the Award Agreement has no such designation, the Option shall be by default a Nonqualified Option). More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.
(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but, except as provided in the applicable Award Agreement or with respect to any Substitute Award, and subject to Section 7(f) hereof, in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Shares on the date of grant.
(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.
(d) Exercisability. Subject to Section 4(c) hereof, each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.
(f) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or “subsidiary corporation” (as such term is defined in Section 424(f) of the Code). All of the Shares reserved for issuance under the Plan pursuant to Section 4(a) hereof (subject to adjustment as provided in Section 5 hereof) may be granted as ISOs.
(i) ISO Grants to 10% Shareholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or “subsidiary corporation” (as such term is defined in Section 424(f) of the Code), the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.
(ii) $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Options.
(iii) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.
(iv) No Liability. Neither the Company nor the Administrator will be liable to a Participant, or to any other party, if an ISO fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code.
(g) Rights as Shareholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 17 hereof.
(h) Termination of Employment or Service. In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Section 19 of the Plan and the Award Agreement.
(i) Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.
Section 8.	Share Appreciation Rights.
(a) General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b) Base Price. Except as provided in the applicable Award Agreement or with respect to any Substitute Award, each Share Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Shares on the date of grant (such amount, the “Base Price”).
(c) Rights as Shareholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares, if any, subject to a Share Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 17 hereof.

(d) Exercisability.
(1) Subject to Section 4(c) hereof, Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(2) Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8.
(e) Consideration Upon Exercise.
(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a Share as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.
(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a Share as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).
(f) Termination of Employment or Service.
(1) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Section 19 of the Plan and the Award Agreement.
(2) In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(g) Term.
(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(h) Other Change in Employment or Service Status. Share Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.
Section 9.	Restricted Shares and Restricted Share Units.
(a) General. Restricted Shares and Restricted Share Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Share Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Share Units; subject to Section 4(c) hereof, the period of time prior to which Restricted Shares or Restricted Share Units become vested and free of restrictions on Transfer (the “Restricted Period”); the Performance Goals (if any); and all other conditions of the Restricted Shares and Restricted Share Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit the Participant’s Restricted Shares or Restricted Share Units, in accordance with the terms of the grant.

(b) Rights as Shareholder. Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a shareholder with respect to the Shares subject to Restricted Share Units during the Restricted Period; provided, however, that, subject to Sections 409A and 457A of the Code, an amount equal to any dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Share Units may, to the extent set forth in an Award Agreement, be provided to the Participant. Notwithstanding the foregoing, any dividend or dividend equivalent awarded with respect to Restricted Shares or Restricted Share Units shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Restricted Shares or Restricted Share Units.
(c) Termination of Employment or Service. The rights of Participants granted Restricted Shares or Restricted Share Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Section 19 of the Plan and the Award Agreement.
(d) Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Share Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.
Section 10.	Other Share-Based Awards.
Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Shares, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than, in the case of dividend equivalents, in connection with Options or Share Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted, the number of Shares to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share-Based Awards.
Section 11.	Share Bonuses.
In the event that the Administrator grants a Share Bonus, the Shares constituting such Share Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Share Bonus is payable.
Section 12.	Cash Awards.
The Administrator may grant Awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of Performance Goals.
Section 13.	Change in Control Provisions.
Except as provided in the applicable Award Agreement, in the event that a Change in Control occurs and an outstanding Award is not assumed or substituted in connection therewith, then: (i) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at actual performance levels as of the date of the Change of Control. In the event that a Change of Control occurs and an Award is assumed or substituted in connection therewith, such Award shall remain outstanding and shall continue to vest following such Change of Control in accordance with its terms, subject to adjustment in accordance with Section 5 hereof. For purposes of this Section 13, an outstanding Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award may instead confer the right to receive common equity of the acquiring entity (or cash or such other security or entity as may be determined by the Administrator, in its sole discretion, pursuant to Section 5 hereof).
Section 14.	Voting Proxy
The Company reserves the right to require the Participant, to the fullest extent permitted by applicable law, to appoint such Person as shall be determined by the Administrator in its sole discretion as the Participant’s proxy with respect to all applicable unvested Awards of which the Participant may be the record holder of from time to time to (A) attend all meetings of the holders of the Shares, with full power to vote and act for the Participant with respect to such Awards in the same manner and extent that the Participant might were the Participant personally present at such meetings, and (B) execute and deliver, on behalf of the Participant, any written consent in lieu of a meeting of the holders of the Shares in the same manner and extent that the Participant might but for the proxy granted pursuant to this sentence.
Section 15.	Amendment and Termination.
The Administrator may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any outstanding Award without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment to the Plan that would require such approval in order to satisfy any rules of the stock exchange on which the Shares are traded or other applicable law. The Administrator may amend the terms of any outstanding Award, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without the Participant’s consent; provided that the Administrator may amend the terms of any such Award to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Award to any applicable law, government regulation or stock exchange listing requirement relating to such Award (including, but not limited to, Sections 409A and 457A of the Code), and by accepting an Award under this Plan, the Participant thereby agrees to any amendment made pursuant to this Section 15 to such Award (as determined by the Administrator) without further consideration or action.
Section 16.	Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 17.	Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from such delivery Shares or other property, as applicable, or (ii) by delivering already owned unrestricted Shares, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company. Such withheld Shares or other property or already owned and unrestricted Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company.
Section 18.	Transfer of Awards.
Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Notwithstanding the foregoing or anything in the Plan or an Award Agreement to the contrary, no Award may be transferred to any third-party financial institution without shareholder approval.
Section 19.	Continued Employment or Service; Other Company Actions.
Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is necessary and desirable; and such arrangements may be either generally applicable or applicable only in specific cases.
Unless determined otherwise by the Administrator, and subject to Section 29 hereof, for purposes of the Plan and all Awards, the following rules shall apply: (i) a Participant who transfers employment between the Company and its Affiliates, or between Company Affiliates, will not be considered to have terminated employment; (ii) a Participant who ceases to be a non-employee director because such Participant becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates; (iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a non-employee director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate, shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and (iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.
Section 20.	Effective Date.
The Plan was approved by the Board on April 16, 2025, subject to approval by the Company’s shareholders on May 29 2025, and was adopted and became effective on May 29, 2025 following such shareholder approval (the “Effective Date”).
Section 21.	Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 22.	Securities Matters and Regulations.
(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, the receipt of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator and the listing requirements of any securities exchange on which the Shares are traded, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Administrator may require, as a condition of the issuance and/or the delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that any such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.
(c) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such Participant is acquired for investment only and not with a view to distribution.
Section 23.	Notification of Election Under Section 83(b) of the Code.
If any Participant shall, in connection with the acquisition of Shares under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election, and shall deliver a copy of such election to the Company, in each case immediately after filing notice of the election with the Internal Revenue Service.
Section 24.	No Fractional Shares.
No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 25.	Beneficiary.
If permitted by the Administrator, a Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
Section 26.	Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
Section 27.	Severability.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 28.	Clawback.
Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to or in connection with any such law, government regulation or stock exchange listing requirement). For the avoidance of doubt, any Award granted under the Plan shall be subject to the terms and conditions of the FTAI Aviation Ltd. Clawback Policy or any successor policy.
Section 29.	Sections 409A and 457A of the Code.
The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Sections 409A and 457A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Sections 409A and 457A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Sections 409A and 457A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Sections 409A and 457A of the Code. The Administrator shall have the sole authority to make any accelerated distributions permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants with respect to any deferred amounts, provided that such distributions meets the requirements of Treas. Reg. Section 1.409A-3(j)(4). The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Sections 409A and 457A of the Code and makes no undertaking to preclude Sections 409A and 457A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Sections 409A and 457A of the Code.
Section 30.	Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.
Section 31.	Titles and Headings.
The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
Section 32.	Successors.
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
Section 33.	Relationship to Other Benefits.
No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

ANNEX B
RECONCILIATION OF NON-GAAP MEASURES
The following table sets forth a reconciliation of net income (loss) attributable to shareholders to Adjusted EBITDA for the twelve months ended December 31, 2024 and 2023:
Adjusted EBITDA Reconciliation by Segment (unaudited)

	For the Year Ended December 31, 2024
($s in thousands)	Aviation Leasing	Aerospace Products	Corporate and Other	Total
Net income (loss) attributable to shareholders	$210,249	$346,346	$(588,674)	$(32,079)
Add: Provision for (benefit from) income taxes	32,979	22,221	(49,713)	5,487
Add: Equity-based compensation expense	584	309	5,113	6,006
Add: Acquisition and transaction expenses	9,740	4,906	17,650	32,296
Add: Losses on the modification or extinguishment of debt and preferred shares and capital lease obligations	—	—	25,099	25,099
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	—
Add: Asset impairment charges	962	—	—	962
Add: Incentive allocations	—	—	7,456	7,456
Add: Depreciation & amortization expense(1)	245,464	6,630	9,937	262,031
Add: Interest expense and dividends on preferred shares	—	—	254,484	254,484
Add: Internalization fee to affiliate	—	—	300,000	300,000
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities(2)	(123)	(1,769)	—	(1,892)
Less: Equity in losses of unconsolidated entities	207	1,993	—	2,200
Less: Non-controlling share of Adjusted EBITDA	—	—	—	—
Adjusted EBITDA	$500,062	$380,636	$(18,648)	$862,050

	For the Year Ended December 31, 2023
($s in thousands)	Aviation Leasing	Aerospace Products	Corporate and Other	Total
Net income (loss) attributable to shareholders	$291,603	$180,177	$(259,758)	$212,022
Add: (Benefit from) provision for income taxes	(36,193)	(24,440)	833	(59,800)
Add: Equity-based compensation expense	337	225	1,076	1,638
Add: Acquisition and transaction expenses	7,150	1,722	6,322	15,194
Add: Losses on the modification or extinguishment of debt and preferred shares and capital lease obligations	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	—	—	—	—
Add: Asset impairment charges	2,121	—	—	2,121
Add: Incentive allocations	—	—	17,116	17,116
Add: Depreciation & amortization expense(1)	202,118	661	10,862	213,641
Add: Interest expense and dividends on preferred shares	—	—	193,434	193,434
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities(2)	104	206	—	310
Less: Equity in losses of unconsolidated entities	148	1,458	—	1,606
Less: Non-controlling share of Adjusted EBITDA	—	—	—	—
Adjusted EBITDA	$467,388	$160,009	$(30,115)	$597,282

($s in thousands)
(1)	Total
Includes the following items for the three months ended December 31, 2024 and 2023: (i) depreciation and amortization expense of $54,678 and $46,478, (ii) lease intangible amortization of $4,117 and $3,801 and (iii) amortization for lease incentives of $8,852 and $6,278, respectively.
B-1

Includes the following items for the years ended December 31, 2024 and 2023: (i) depreciation and amortization expense of $218,064 and $169,877, (ii) lease intangible amortization of $15,597 and $15,126 and (iii) amortization for lease incentives of $28,370 and $28,638, respectively.
Aviation Leasing
Includes the following items for the three months ended December 31, 2024 and 2023: (i) depreciation and amortization expense of $50,286 and $43,360, (ii) lease intangible amortization of $4,117 and $3,801 and (iii) amortization for lease incentives of $8,852 and $6,278, respectively.
Includes the following items for the years ended December 31, 2024 and 2023: (i) depreciation expense of $201,497 and $158,354, (ii) lease intangible amortization of $15,597 and $15,126 and (iii) amortization for lease incentives of $28,370 and $28,638, respectively.
(2)	Total
Includes the following items for the three months ended December 31, 2024 and 2023: (i) net (loss) income of $(401) and $63, (ii) depreciation and amortization expense of $56 and $286 and (iii) acquisition and transaction expense of $0 and $(135), respectively.
Includes the following items for the years ended December 31, 2024 and 2023: (i) net loss of $2,200 and $1,606 (ii) depreciation and amortization expense of $308 and $1,488 and (iii) acquisition and transaction expense of $0 and $428, respectively.
Aviation Leasing
Includes the following items for the three months ended December 31, 2024 and 2023: (i) net income of $0 and $94 and (ii) depreciation and amortization of $0 and $63, respectively.
Includes the following items for the years ended December 31, 2024 and 2023: (i) net loss of $207 and $148 and (ii) depreciation and amortization of $84 and $252, respectively.
Aerospace Products
Includes the following items for the three months ended December 31, 2024 and 2023: (i) net loss of $401 and $31, (ii) depreciation and amortization expense of $56 and $223 and (iii) acquisition and transaction expense of $0 and $(135), respectively.
Includes the following items for the years ended December 31, 2024 and 2023: (i) net loss of $1,993 and $1,458, (ii) depreciation and amortization expense of $224 and $1,236 and (iii) acquisition and transaction expense of $0 and $428, respectively.
Adjusted EBITDA
In addition to net income (loss), the chief operating decision maker (“CODM”) utilizes Adjusted EBITDA as a key performance measure. Adjusted EBITDA is not a financial measure in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). This performance measure provides the CODM with the information necessary to assess operational performance and make resource and allocation decisions. We believe Adjusted EBITDA is a useful metric for investors and analysts for similar purposes of assessing our operational performance.
Adjusted EBITDA is defined as net income (loss) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and preferred shares and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, dividends on preferred shares and interest expense, internalization fee to affiliate, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA, if any.
B-2

SCAN TO
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V72017-P30216 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FTAI AVIATION LTD.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Paul R. Goodwin
02) Ray M. Robinson

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Approval, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Approval, on a non-binding advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
4. Approval of the FTAI Aviation Ltd. 2025 Omnibus Incentive Plan.	☐	☐	☐
5. To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for FTAI Aviation Ltd. for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: The Board of Directors may consider and act upon any other business properly presented at the Annual General Meeting. If a proxy is properly executed, then the shares will be voted either in the manner you indicate, or if no direction is indicated, in the manner directed by the Board of Directors (including with respect to any matter not specified above that is properly presented at the Annual General Meeting and any adjournment or postponement thereof).

For detailed information on how to register and attend the meeting, please see the Proxy Statement.

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V72018-P30216

FTAI AVIATION LTD.
Annual General Meeting of Shareholders
May 29, 2025 9:00 AM Eastern Time
This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Joseph P. Adams, Jr., Eun (Angela) Nam, and BoHee Yoon, or any of them, as proxy holders, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of FTAI AVIATION LTD. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 AM Eastern Time on May 29, 2025, at Skadden, Arps, Slate, Meagher & Flom LLP and Affiliates, One Manhattan West, New York, New York 10001, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (i) "FOR" THE ELECTION OF THE CLASS III NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, (ii) "FOR" THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, (iii) "1 YEAR" AS THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, (iv) "FOR" THE APPROVAL OF THE FTAI AVIATION LTD. 2025 OMNIBUS INCENTIVE PLAN AND (v) "FOR" THE AUDITOR RATIFICATION PROPOSAL.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side